CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
5.00% Convertible Senior Notes due 2015	$862,500,000	98%	$845,250,000	$96,866

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (or the Securities Act).

Filed Pursuant to Rule 424B5
File Number 333-164783

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 8, 2010)

$750,000,000

5.00% Convertible Senior Notes due 2015

          We are offering $750,000,000 aggregate principal amount of our 5.00% Convertible Notes due 2015. The notes will bear interest at a rate of 5.00% per year. Interest on the notes will be payable semiannually in arrears on November 15 and May 15 of each year, beginning on November 15, 2012. The notes will mature on May 15, 2015, unless earlier converted or repurchased by us.

          Holders may convert their notes at their option prior to the close of business on the business day immediately preceding February 15, 2015, only under the following circumstances: (1) during any calendar quarter commencing after June 30, 2012 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter exceeds 110% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in this offering circular) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate events. On or after February 15, 2015, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of whether any of the foregoing conditions has been met. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

          The initial conversion rate will be 52.7969 shares of our common stock per $1,000 principal amount of notes, equivalent to a conversion price of approximately $18.94 per share of common stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest.

          We may not redeem the notes at our option prior to maturity. If we undergo a fundamental change, as described in this prospectus supplement, noteholders may require us to repurchase the notes in whole or in part at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date in exchange for shares of our common stock. In addition, following a fundamental change, we will increase the conversion rate for a noteholder who elects to convert its notes in connection with such a fundamental change, in certain circumstances.

          The notes will rank equally with all our existing and future senior debt and senior to all our future subordinated debt. The notes will be effectively subordinated to our secured indebtedness. The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange.

          Concurrently with this offering of notes, pursuant to a separate prospectus supplement, we are offering shares of our Series C Cumulative Redeemable Preferred Stock with a liquidation preference of $25.00 per share (including additional shares if the underwriters exercise their over-allotment option with respect to that offering in full), which we refer to in this prospectus supplement as the Concurrent Offering. Neither the completion of this offering nor the Concurrent Offering is contingent on the completion of the other.

          Our common stock is listed on the New York Stock Exchange under the symbol “NLY.” The last reported sale price of our common stock on the New York Stock Exchange on May 7, 2012 was $16.31 per share.

          The underwriters will have a 30-day option to purchase up to an additional $112,500,000 aggregate principal amount of notes, solely to cover over-allotments, if any.

          Investing in the notes or our common stock involves risks that are described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement, in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

          We are selling to the underwriters the notes at a price per note of 97.0% (plus accrued interest, if any, from May 14, 2012), resulting in aggregate net proceeds to us of approximately $727.5 million before expenses (assuming no exercise of the underwriters’ overallotment option).

          The underwriters may offer the notes from time to time for sale in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company and its participants, including Clearstream and the Euroclear system, on or about May 14, 2012.

Joint Book-Running Managers

Credit Suisse	Morgan Stanley

J.P. Morgan	UBS Investment Bank

The date of this prospectus supplement is May 9, 2012

          This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering and adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.

          We are responsible for the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide additional information or information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and the accompanying prospectus nor the sale of notes means that information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is correct after their respective dates.

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A WARNING ABOUT FORWARD-LOOKING STATEMENTS

          Certain statements contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (or the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (or the Exchange Act). Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. The forward-looking statements in this prospectus supplement include the statements relating to the concurrent preferred stock offering, including whether and when such offering may be consummated and the potential terms and size of such offering. See “The Offering — Concurrent Offering” included in this prospectus supplement. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	changes in interest rates;

•	changes in the yield curve;

•	changes in prepayment rates;

•	the availability of mortgage-backed securities and other securities for purchase;

•	the availability of financing and, if available, the terms of any financings;

•	changes in the market value of our assets;

•	changes in business conditions and the general economy;

•	our ability to consummate any contemplated investment opportunities;

•	risks associated with the investment advisory business of our wholly owned subsidiaries, including:

	-	the removal by clients of assets managed;

	-	their regulatory requirements; and

	-	competition in the investment advisory business;

•	risks associated with the broker-dealer business of our wholly-owned subsidiary;

•	changes in government regulations affecting our business;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940;

•	our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; and

•	the use of proceeds from this offering.

          No forward-looking statements can be guaranteed and actual future results may vary materially and we caution you not to place undue reliance on these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, please see the risks set forth under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and our subsequent periodic reports,

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which are incorporated by reference herein. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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PROSPECTUS SUPPLEMENT SUMMARY

          The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our notes, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. All references to “we,” “our” and “us” in this prospectus supplement mean Annaly Capital Management, Inc. and all entities owned by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor. The following defines certain of the commonly used terms in this prospectus supplement: Agency refers to a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the U.S. Government, such as Ginnie Mae; and Agency mortgage-backed securities refers to residential mortgage-backed securities that are issued or guaranteed by an Agency. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters’ over-allotment option is not exercised.

The Company

          We own, manage, and finance a portfolio of real estate related investments, including mortgage pass-through certificates, collateralized mortgage obligations, Agency callable debentures, and other securities representing interests in or obligations backed by pools of mortgage loans. Our principal business objective is to generate net income for distribution to our stockholders from the spread between the interest income on our assets and the cost of borrowings to finance our acquisition of assets and from dividends we receive from our subsidiaries. Our wholly-owned subsidiaries offer diversified real estate, asset management and other financial services.

          We are a Maryland corporation that commenced operations on February 18, 1997. We are self-advised and self-managed. We have elected and believe that we are organized and have operated in a manner that enables us to be taxed as a real estate investment trust (or REIT) under the Internal Revenue Code of 1986, as amended (or the Code). If we qualify for taxation as a REIT, we generally will not be subject to federal income tax on our taxable income that is distributed to our stockholders. Therefore, substantially all of our assets, other than Fixed Income Discount Advisory Company (or FIDAC), Merganser Capital Management, Inc. and RCap Securities, Inc. (or RCap), which are our taxable REIT subsidiaries, consist of qualified REIT real estate assets (of the type described in Section 856(c)(5)(B) of the Code). We have financed our purchases of Agency mortgage-backed securities and Agency debentures with the net proceeds of equity offerings and borrowings under repurchase agreements whose interest rates adjust based on changes in short-term market interest rates.

          To ensure we qualify as a REIT under the Code, no person may own more than 9.8% of the outstanding shares of any class of our common stock or any series of our preferred stock, unless our Board of Directors waives this limitation.

Recent Developments

          Concurrent Preferred Stock Offering

          Concurrently with this offering, we are offering, by means of a separate prospectus supplement, shares of our Series C Cumulative Redeemable Preferred Stock with a $25.00 per share liquidation preference per annum (or the Series C Preferred Stock) (including additional shares if the underwriters fully exercise their over-allotment option with respect to that offering). We refer to the concurrent offering of Series C Preferred Stock as the Concurrent Offering. The Series C Preferred Stock will pay quarterly cumulative dividends, in arrears, on March 31, June 30, September 30 and December 31 of each year (or, if not a business day, on the next succeeding business day) from, and including, the date of original issuance. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, but do provide for certain optional redemption and conversion rights upon a change of control of us.

          We intend to use the net proceeds from the Concurrent Offering in the same manner as the use of proceeds for this offering. See “Use of Proceeds”. Neither of the offerings is conditioned upon the consummation of the other. There can be no assurance that the Concurrent Offering will be completed.

          Conversion of Series B Preferred Stock

          On April 3, 2012, we completed the conversion of all of our outstanding shares of 6% Series B Cumulative Convertible Preferred Stock (or Series B Preferred Stock) into shares of our common stock in accordance with the terms of our Series B Preferred Stock. In the conversion, 771,737 shares of Series B Preferred Stock were converted into 2,362,595 shares of our common stock.

          Dividend

          On March 20, 2012, our Board of Directors declared a first quarter 2012 common stock cash dividend of $0.55 per share of common stock. This dividend was paid on April 26, 2012 to common shareholders of record on March 30, 2011.

Corporate Information

          Our principal executive offices are located at 1211 Avenue of Americas, Suite 2902, New York, New York 10036. Our telephone number is (212) 696-0100. Our website is http://www.annaly.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus. Our shares of common stock are traded on the New York Stock Exchange (or NYSE) under the symbol “NLY.”

THE OFFERING

Issuer	Annaly Capital Management, Inc.

Notes	$750,000,000 aggregate principal amount ($862,500,000 if the underwriters exercise their over-allotment option in full) of 5.00% Convertible Senior Notes due 2015.

Maturity	The notes will mature on May 15, 2015 unless previously repurchased or converted in accordance with their terms prior to such date.

Interest	5.00% per annum. Interest will accrue from May 14, 2012, and will be payable semi-annually in arrears on November 15 and May 15 each year commencing on November 15, 2012.

Covenants	The notes do not contain any restrictive covenants and we are not restricted from paying dividends or issuing or repurchasing our other securities.

Conversion Rights	The notes do not contain any mandatory conversion rights.

Holders may convert their notes prior to the close of business on the business day immediately preceding February 15, 2015, in multiples of $1,000 principal amount, at their option, only under the following circumstances:

•

during any calendar quarter commencing after June 30, 2012 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter exceeds 110% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading-day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes—Conversion Rights—Conversion Upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day; or

• upon the occurrence of specified corporate events described under “Description of Notes—Conversion Rights—Conversion Upon Specified Corporate Events.”

On or after February 15, 2015, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes, in multiples of $1,000 principal amount, at their option, regardless of whether any of the foregoing conditions has been met.

The initial conversion rate for the notes is 52.7969 shares of our common stock per $1,000 principal amount of notes, equivalent to a conversion price of approximately $18.94 per share, subject to adjustment upon the occurrence of certain events as described in this prospectus supplement.

If noteholders elect to convert notes in connection with certain corporate transactions that occur prior to maturity of the notes, we will increase the conversion rate for a noteholder who elects to convert its notes in connection with such a corporate transaction in certain circumstances. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Certain Events.”

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and number of shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 20 trading day cash settlement averaging period (as described under “Description of Notes—Conversion Rights—Settlement Upon Conversion”).

Noteholders will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the payment or delivery, as the case may be, of cash, of shares of our common stock or a combination of cash and shares of our common stock to noteholders upon conversion.

Fundamental Change

If we undergo a fundamental change (as defined under “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Purchase Notes”), noteholders may require us to repurchase all or a portion of their notes at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. We will pay for all notes so repurchased with shares of our common stock using a price per share equal to the average daily VWAP of our common stock for the 20 consecutive trading days ending on the trading day immediately prior to the occurrence of the fundamental change.

Events of Default

If there is an event of default under the notes, the principal amount of the notes, plus accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

Ranking

The notes will be our general unsecured obligations and will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes and equally in right of payment with all our existing and future indebtedness and liabilities that are not so subordinated, including our 4.00% Convertible Senior Notes due 2015 and our repurchase agreements. The notes will be effectively subordinated to any of our secured indebtedness, which includes our repurchase agreements, to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all liabilities of our subsidiaries. As of March 31, 2012, our total indebtedness related to interest-bearing liabilities was approximately $95.7 billion. As of March 31, 2012, we had outstanding $91.7 billion of repurchase agreements, with weighted average remaining maturities of 127 days, with investment securities and U.S. Treasury Securities with an estimated fair value of $98.7 billion pledged as collateral on our outstanding repurchase agreements and interest rate swaps. The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.

Restrictions on Ownership; Limitation on Shares Issuable Upon Conversion

Our charter contains restrictions on the number of our shares that a person may own that are intended to assist us in maintaining the qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the “Code.” Among other things, our charter provides that, subject to exceptions, no person may beneficially or constructively own shares in excess of 9.8% in value or number, whichever is more restrictive, of our outstanding shares, excluding shares not treated as outstanding for U.S. federal income tax purposes. In addition, our charter, subject to exceptions, prohibits any person from beneficially owning our shares to the extent that such ownership of shares would result in failing to qualify as a REIT. For more information about these restrictions, see “Restrictions on Ownership and Transfer” in the accompanying prospectus.

The indenture will, in general, provide that, notwithstanding any other provision of the indenture or the notes, no noteholder shall be entitled to convert such notes into our shares of common stock to the extent that the receipt of such common stock would violate any of the limitations on ownership of our shares contained in our charter. See “Description of Notes—Ownership Limit.”

Use of Proceeds

We intend to use the net proceeds of this offering to purchase mortgage-backed securities. We then intend to increase our investment assets by borrowing against these mortgage-backed securities and using the proceeds of such borrowings to acquire additional mortgage-backed securities. We also may use net proceeds from this offering for general corporate purposes, which may include the retirement of our long-term indebtedness, additional investments and repayment of short term indebtedness.

See “Use of Proceeds.”

Book-Entry Form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Investors may elect to hold interests in the notes through DTC, Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./N.A. if they are participants of such systems, or indirectly through organizations which are participants in such systems. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interests may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes

The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice.

We do not intend to apply for a listing of the notes on any securities exchange.

Material U.S. Federal Income Tax Considerations

You should read carefully the section “Additional Material U.S. Federal Income Tax Considerations” in this prospectus supplement and the section “Material Federal Income Tax Considerations” in the prospectus, as well as the tax risk factors that are included and incorporated or deemed incorporated by reference herein, for certain U.S. federal income tax considerations relevant to an investment in the notes and the common stock into which the notes are convertible.

New York Stock Exchange Symbol for Our Common Stock	Our shares of common stock are listed on the NYSE under the symbol “NLY.”

Trustee, Paying Agent and Conversion Agent	Wells Fargo Bank, National Association

Concurrent Offering

Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering shares of our Series C Cumulative Redeemable Preferred Stock (including additional shares if the underwriters fully exercise their over-allotment option with respect to that offering). Neither the completion of this offering nor the completion of the Concurrent Offering is contingent on the completion of the other. We intend to use the net proceeds from the Concurrent Offering in the same manner as the use of proceeds used in this offering, as described above under “Use of Proceeds.”

Risk Factors

Investing in the notes and our shares of common stock into which the notes are convertible involves risks. You should read carefully the “Risk Factors” included in this prospectus supplement, as well as the risk factors that are described in the documents incorporated or deemed incorporated by reference in this prospectus supplement, for certain considerations relevant to an investment in the notes and the common stock into which the notes are convertible.

RISK FACTORS

          Investing in the notes and our shares of common stock into which the notes are convertible involves risks. You should carefully review the following risk factors and the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement. You should also carefully review the other risks and uncertainties discussed in this prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the notes and the common stock into which the notes, in certain circumstances, are convertible. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the notes and our shares of common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

Risks Related to the Notes and this Offering

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

          The notes will be our senior unsecured obligations. The notes will rank equally with all of our other indebtedness, including our 4.00% Convertible Senior Notes due 2015 and our repurchase agreements, that is not expressly subordinated to the notes. The notes will be effectively subordinated to all of our secured indebtedness, which includes our repurchase agreements, interest rate swaps, and other financing arrangements, to the extent of the value of the collateral securing such indebtedness. As of March 31, 2012, our total consolidated indebtedness related to interest-bearing liabilities was approximately $95.7 billion. As of March 31, 2012, we had outstanding $91.7 billion of repurchase agreements, with weighted average remaining maturities of 127 days, with investment securities and U.S. Treasury Securities with an estimated fair value of $98.7 billion pledged as collateral on our outstanding repurchase agreements and interest rate swaps. The indenture governing the notes does not prohibit us or our subsidiaries from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

          The notes also will be effectively subordinated to all liabilities and preferred equity of all of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we are an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. The indenture governing the notes does not prohibit us or our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future. In addition, certain debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

The notes do not contain restrictive financial covenants and we may incur substantially more debt or take other actions which may affect our ability to satisfy our obligations under the notes.

          The notes are not subject to any financial or restrictive covenants and we are not restricted from paying dividends or issuing or repurchasing our other securities nor are we required to achieve or maintain any minimum financial results relating to our financial position or results of operations.

          Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

We may be unable to generate sufficient cash flow to satisfy our obligations to pay interest on the notes or to settle conversions of the notes and our future debt may contain limitations on our ability to pay cash upon conversion.

          Upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than cash in lieu of any fractional shares, if applicable), we will be required to make cash payments in respect of the notes being converted as described under “Description of Notes—Conversion Rights—Settlement Upon Conversion.” Our ability to generate cash flow from operations to settle conversions of the notes with cash or to make interest payments on the notes will depend on our future performance, which will be affected by a range of economic, competitive, legislative, regulatory and business factors. We cannot control many of these factors, including general economic conditions and the condition of the real estate market. If our operations do not generate sufficient cash flow from operations to satisfy our debt service obligations or to fund other liquidity needs, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, including the notes. Additional funds or alternative financing may not be available to us on favorable terms, or at all. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could cause us to be unable to settle conversions of the notes with cash or to meet our payment obligations, which could have a material adverse effect on our business, financial condition and results of operations.

The settlement feature of the notes may have adverse consequences.

          The settlement feature of the notes as described under “Description of Notes—Conversion Rights—Settlement Upon Conversion” may:

•	result in holders receiving no common stock upon conversion;

•	delay holders’ receipt of the proceeds upon conversion; and

•	subject holders to market risk before receiving any common stock or cash upon conversion.

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition and operating results.

          In the event the conditional conversion features of the notes are triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional shares, if applicable), we would be required to settle all or a portion of our conversion obligations through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to classify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

Our existing convertible senior notes will mature prior to the notes.

          As of March 31, 2012, we had approximately $600.0 million outstanding of our 4.00% Convertible Senior Notes due 2015 (or the Existing Convertible Notes) that will rank pari passu with the notes. The Existing Convertible Notes have maturity dates prior to the maturity of the notes. Accordingly, we will be required to repay or refinance the Existing Convertible Notes before the notes mature.

There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, be maintained.

          The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and noteholders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

          The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our shares of common stock, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

          The notes have a number of features that may adversely affect the value and trading prices of the notes, including the lack of financial covenants. Furthermore, volatile or depressed market prices for our shares of common stock are likely to have a similar effect on the trading price of the notes. It is impossible to assure noteholders that the closing sale price of our shares of common stock in the future will not have an adverse effect on the trading prices of the notes.

Noteholders will not be entitled to any rights with respect to our shares of common stock, but will be subject to all changes made with respect to our shares of common stock.

          Noteholders as such will not be entitled to any rights with respect to our shares of common stock (including, without limitation, voting rights and rights to receive any distributions on our shares of common stock), but noteholders will be subject to all changes affecting our shares of common stock. Noteholders will be entitled to the rights afforded our shares of common stock only if and when our shares of common stock, if any, are delivered to them upon the conversion of their notes. For example, in the event that an amendment is proposed to our charter requiring approval of holders of shares of common stock and the record date for determining the holders of shares of common stock of record entitled to vote on the amendment occurs prior to a noteholder’s receipt of our shares of common stock upon the conversion of notes, such noteholder will not be entitled to vote on the amendment, although such noteholder will nevertheless be subject to any changes affecting our shares of common stock.

The conditional conversion features of the notes could result in holders receiving less than the value of the cash and shares of our common stock, if any, into which the notes would otherwise be convertible.

          Prior to the close of business on the business day immediately preceding February 15, 2015, holders may convert their notes only if specified conditions are met. If the specific conditions for conversion are not met, holders will not be able to convert their notes, and holders may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, holders may receive less valuable consideration than expected because the value of our common stock may decline after holders exercise their conversion right.

          Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

          Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that a holder will receive upon conversion of its notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 20 trading day cash settlement averaging period as described under “Description of Notes—Conversion Rights—Settlement Upon Conversion” in this prospectus supplement. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration a holder receives will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of shares of our common stock that a holder will receive in satisfaction of our conversion obligation, if any, will be less than the value used to determine the amount of consideration that a holder will receive.

          If we elect to satisfy our conversion obligation solely in shares of our common stock, upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional shares, if applicable, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares a holder receives will be adversely affected and would be less than the value of our common stock underlying the notes on the conversion date.

The adjustment to the conversion rate for notes converted in connection with certain fundamental changes may not adequately compensate you for any lost value of your notes as a result of such transaction.

          If certain fundamental changes occur, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such fundamental change. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Certain Events.” This adjustment will be determined based on the date on which the fundamental change becomes effective and the stock price, as described below under “Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Certain Events.” The adjustment to the conversion rate for notes converted in connection with such an event may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the stock price in the transaction is greater than $22.00 or less than $16.47, no adjustment will be made to the conversion rate.

We cannot assure you that our obligation to issue additional shares of common stock to holders electing to convert in connection with certain fundamental changes will be judicially enforceable.

          If certain fundamental changes occur, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such fundamental change. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Certain Events.” We cannot assure you that a court would not find that the increase to the conversion rate under these circumstances was punitive in nature and, therefore, that such terms were unenforceable.

The conversion rate of the notes may not be adjusted for all dilutive events.

          The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain distributions on our shares of common stock, the issuance of certain rights or warrants to holders of our shares of common stock, subdivisions or combinations of our shares of common stock, certain distributions of assets, indebtedness, capital stock or cash to holders of our shares of common stock, and certain tender or exchange offers, as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as an issuance of our shares of common stock for cash or certain dividends equal to or less than the dividend threshold amount (currently, $0.55 per share on a quarterly basis), that may adversely affect the trading price of the notes and our shares of common stock. There can be no assurance that an event will not occur that is adverse to the interests of the noteholders and their value but does not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

          Upon the occurrence of a fundamental change, you will have the right to require us to repurchase the notes. However, the fundamental change provisions will not afford protection to noteholders in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring, or acquisition initiated by us will generally not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, noteholders will not have the right to require us to repurchase the notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the noteholders.

We may not have the shares necessary to repurchase the notes following certain fundamental changes.

          Noteholders have the right to require us to repurchase the notes in exchange for shares of our common stock upon the occurrence of certain fundamental changes. Any of our future debt agreements or securities may contain similar provisions. We may not have a sufficient number of authorized shares to make the required repurchase of notes at the applicable time and, in such circumstances, may not be able to amend our charter to increase the number of authorized shares in time to satisfy this obligation. However, our failure to make the required repurchase would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases. In addition, we may not be able to deliver to you registered shares of our common stock in connection with such repurchase of the notes, which means we may not be able to make the required repurchase unless an exemption from registration is available. If we purchase the notes with unregistered shares, the shares you receive will be subject to transfer restrictions and will not be listed for trading on the NYSE which will further reduce the liquidity of the shares which may have an adverse effect on the price of your shares.

You may receive less proceeds than expected upon our purchase of the notes in connection with a fundamental change.

          Noteholders may require us to purchase their notes upon a fundamental change in exchange for shares of our common stock as described under “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Purchase Notes.” The issuance and sale of such shares of our common stock could adversely impact the market price of our common stock. If the market price of our common stock on the fundamental change purchase date is below the average of the Daily VWAP of our common stock for the 20 consecutive trading days ending on the trading day immediately prior to the occurrence of the fundamental change, the value of any shares of our common stock that you will receive upon repurchase will be less than the value used to determine the number of shares you will receive.

You will not receive cash payments of accrued but unpaid interest upon conversion of your notes.

          Upon conversion of your notes into shares of our common stock, we will deliver to the holder of notes the full number of shares of common stock into which $1,000 principal amount of the notes is convertible. Our obligation to pay accrued but unpaid interest attributable to the period from the most recent interest payment date through the conversion date will be deemed to be satisfied upon payment or delivery of, as the case may be, cash, shares of our common stock or a combination of cash and shares of our commons stock, and any accrued interest payable to you will be deemed to be paid in full, except as described under “Description of Notes — Conversion Rights.”

The market price and trading volume of our shares of common stock may be volatile and issuances of large amounts of shares of our common stock could cause the market price of our common stock to decline.

          As of May 8, 2012, we had outstanding 974,606,339 shares of common stock and 38,644,156 shares of our common stock were issuable upon conversion of the Existing Convertible Notes. If we issue a significant number of shares of common stock or securities convertible into common stock in a short period of time, there could be a dilution of the existing common stock and a decrease in the market price of the common stock.

          The market price of our shares of common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our shares of common stock may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our shares of common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our shares of common stock include those set forth under “Risk Factors” and “A Warning About Forward-Looking Statements” and in the information incorporated and deemed to be incorporated by reference herein, as well as:

•	actual or anticipated variations in our quarterly operating results or business prospects;

•	changes in our earnings estimates or publication of research reports about us or the real estate industry;

•	an inability to meet or exceed securities analysts’ estimates or expectations;

•	increases in market interest rates;

•	hedging or arbitrage trading activity in our shares of common stock;

•	capital commitments;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community;

•	changes in our distribution policy;

•	regulatory changes affecting our industry generally or our business;

•	general market and economic conditions; and

•	future sales of our shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock.

          Because the notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes. Noteholders who receive our shares of common stock upon conversion of their notes will be subject to the risk of volatile market prices and wide fluctuations in the market price of our shares of common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our shares of common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market prices of our shares of common stock will not fall in the future.

The issuance of common stock upon conversion of the notes will dilute the ownership interest of our existing holders of shares of our common stock, including noteholders who had previously converted their notes.

          The issuance of common stock upon conversion of some or all of the notes will dilute the ownership interests of the existing holders of our shares of common stock. This ownership interest would be further diluted if we are required to issue any additional shares of our common stock to a holder electing to convert in connection with a fundamental change. In addition, any conversion of our Existing Convertible Notes will result in further dilution. Any sales in the public market of our shares of common stock issuable upon such conversion could adversely affect prevailing market prices of our shares of common stock. The issuance of common stock upon conversion of the notes or our Existing Convertible Notes may also have the effect of reducing our net income per share to unexpected levels and could reduce the market price of our shares of common stock. In addition, the existence of the notes or our Existing Convertible Notes may encourage short selling by market participants because the conversion of the notes or our Existing Convertible Notes could depress the market price of our shares of common stock.

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or the trading price of the notes, or both.

          Sales of a substantial number of our shares of common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or the trading price of the notes, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our shares of common stock or other equity-related securities would have on the market price of our shares of common stock or the trading price of the notes. The market price of our shares of common stock could be adversely affected by possible sales of our shares of common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may occur involving our shares of common stock. This hedging or arbitrage could, in turn, adversely affect the market price of the notes.

The repurchase right in the notes triggered by a fundamental change could discourage a potential acquiror.

          The repurchase rights in the notes triggered by a fundamental change, as described under the heading ‘‘Description of notes—Fundamental change permits noteholders to require us to purchase notes,’’ could discourage a potential acquiror. Our obligation to offer to repurchase the notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The accounting method for the notes is subject to uncertainty that could have a material effect on our reported financial results.

          In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which is now codified as Accounting Standards Codification Topic 470-20 and which we refer to as Topic 470-20. Under Topic 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of Topic 470-20 on the accounting for the notes is that the equity component would be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because Topic 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

          In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the securities are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the securities exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that is necessary to settle such excess are issued. Our ability to utilize the treasury stock method in the future will depend, among other things, on the extent to which we have adequate liquidity to settle the principal amount of the notes in cash upon potential conversion of the notes. In addition, we cannot be sure that accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

          We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. As a result, any governmental rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

          The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of SEC Regulation SHO generally restricts short selling when the price of a “covered security” triggers a “circuit breaker” by falling 10% or more from the security’s closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, for the remainder of that trading day and the following trading day, short sale orders may be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a “covered security,” these Rule 201 restrictions, if triggered, may interfere with the ability of investors in, and potential purchasers of, the notes, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes.

          The SEC also approved a pilot program allowing securities exchanges and the Financial Industry Regulatory Authority, Inc. (or FINRA) to halt trading in certain NMS securities if the price of any such security moves more than a specified percentage in a rolling five-minute period (or the SRO pilot program). Under the SRO pilot program, trading halts are triggered when the price of a security moves: 10% or more with respect to securities included in the S&P 500 Index, Russell 1000 Index, and a pilot list of Exchange Traded Products; 30% or more with respect to all other NMS stocks with a price equal or greater than $1; or 50% or more with respect to all other NMS stocks with a price less than $1. The SRO pilot program is currently in effect until July 31, 2012.

          In addition, FINRA and exchanges have proposed a “Limit Up-Limit Down” mechanism designed to prevent excessive market volatility in individual NMS stocks. If approved by the SEC, FINRA and exchanges would establish procedures to prevent trading in stock covered by the mechanism outside of specific price bands during regular trading hours. If trading is unable to occur within those price bands for more than 15 seconds, there would be a five-minute trading pause. The SEC has not yet determined whether to approve the Limit Up-Limit Down proposal, but designated May 31, 2012 as the date by which it intends to act on the proposal.

          The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act on July 21, 2010 also introduces regulatory uncertainty that may impact trading activities relevant to the convertible notes. This legislation may require many over-the-counter swaps and security-based swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major market participants and major security-based swap participants may be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the notes to maintain a convertible arbitrage strategy with respect to the notes (including increasing the costs incurred by investors in implementing such strategy) because the embedded option may be deemed to be an equity swap subject to these requirements. This could, in turn, adversely affect the trading price and liquidity of the notes. The implementation dates for these requirements are subject to regulatory action and at this time cannot be determined with certainty. We cannot predict how this legislation will ultimately be implemented by the SEC and other regulators or the magnitude of the effect that this legislation will have on the trading price or liquidity of the notes.

          Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and securities exchange rule changes and/or implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales of the common stock of certain financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, including the amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act, could similarly adversely affect the trading price and the liquidity of the notes.

You may be deemed to receive a taxable distribution without the receipt of any cash or property.

          The conversion rate of the notes will be adjusted in certain circumstances. See the discussion under the heading “Description of Notes — Conversion Rights — Conversion Rate Adjustments” and “Description of Notes — Conversion Rights — Adjustment to Shares Delivered Upon Certain Events.” Adjustments to the conversion rate of the notes that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a taxable constructive distribution to you for U.S. federal income tax purposes, notwithstanding the fact that you do not receive an actual distribution of cash or property. In addition, you may be subject to U.S. federal withholding taxes in connection with such a constructive distribution. If we pay withholding taxes on your behalf as a result of an adjustment to the conversion rate of the notes, we may, at our option and pursuant to certain provisions of the second supplemental indenture, set off such payments against payments of cash and common stock on the notes. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the notes. See the discussions under the headings “Additional Material U.S. Federal Income Tax Considerations—Tax Treatment of U.S. Holders—Constructive Distributions” and “—Tax Treatment of Foreign Holders—Distributions on Common Stock and Constructive Distributions.”

The U.S federal income tax treatment of the conversion of the notes into a combination of cash and our common stock is not clear.

          Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as described in “Description of the Notes—Settlement upon Conversion.”  The U.S federal income tax treatment of the conversion of the notes into a combination of cash and our common stock is not clear.  You are encouraged to consult your own tax advisor regarding the U.S. federal income tax consequences resulting from the conversion of your notes into a combination of cash and our common stock.  Please see the discussion of the U.S. federal income tax consequences of the conversion of the notes under “Additional Material U.S. Federal Income Tax Considerations—Tax Treatment of U.S. Holders—Conversion of Notes for Cash or Common Stock and Cash.”

The notes will be issued with original issue discount for U.S. federal income tax purposes.

          The “stated redemption price at maturity” of the notes will exceed their “issue price” (both as defined below under “Additional Material U.S. Federal Income Tax Considerations—Tax Treatment of U.S. Holders—Original Issue Discount”) by an amount that exceeds the statutory de minimis amount and, accordingly, the notes will be issued with original issue discount for U.S. federal income tax purposes in an amount equal to such excess. Consequently, U.S. Holders (as defined below under “Additional Material U.S. Federal Income Tax Considerations”) will be required to include such original issue discount in their gross income as it accrues, in advance of their receipt of cash attributable to such original issue discount. See “ Additional Material U.S. Federal Income Tax Considerations—Tax Treatment of U.S. Holders—Original Issue Discount”.

If a bankruptcy petition were filed by or against us, beneficial owners of the notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture.

          If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any beneficial owner of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

  the original issue price for the notes; and
  that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

          To the extent the notes are issued with original issue discount, any such original issue discount that has not been amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, beneficial owners of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the notes, even if sufficient funds are available.

Ownership limitations in our charter may impair the ability of noteholders to convert notes for our common stock.

          In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, our charter provides that no person may own, directly or by the attribution provisions of the U.S. federal tax laws, more than 9.8% of the lesser of the number or value of the issued and outstanding shares of our common stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus. Additionally, the second supplemental indenture will provide that notwithstanding any other provision of the notes, no noteholder will be entitled to convert such notes for shares of our common stock to the extent that receipt of our common stock would cause such noteholder (together with such noteholder’s affiliates) to exceed the ownership limit contained in our charter. See “Description of Notes—Ownership Limit.”

USE OF PROCEEDS

          We expect that the aggregate net proceeds to us from this offering of our convertible notes (after deducting estimated offering expenses) will be approximately $727.3 million (or approximately $836.4 million if the underwriters’ over-allotment option is exercised in full).

          We intend to use the net proceeds from this offering and the Concurrent Offering of the Series C Preferred Stock as follows:

                    • to purchase mortgage-backed securities. We then intend to increase our investment assets by borrowing against these mortgage-backed securities and using the proceeds of such borrowings to acquire additional mortgage-backed securities; and

                    • for general corporate purposes, which may include the retirement of our long-term indebtedness, additional investments and repayment of short term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

	Quarter Ended	Years Ended December 31,

	March 31, 2012	2011	2010	2009	2008	2007

Ratio of earnings to fixed charges (1)	3.60x	1.30x	2.12x	2.54x	1.20x	1.22x

(1) The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of our interest expense and estimated interest within rental expense.

DESCRIPTION OF NOTES

          The notes will be issued under the indenture dated as of February 12, 2010 (the “original indenture”), as supplemented by the first supplemental indenture dated February 12, 2010 between Annaly and Wells Fargo Bank, National Association, as trustee, and by the second supplemental indenture to be dated as of May 14, 2012 (the “second supplemental indenture”), between Annaly and the trustee. We have filed the original indenture and the first supplemental indenture by means of a Current Report on Form 8-K, filed on February 12, 2010. References in this prospectus supplement and the accompanying prospectus to the trustee for our debt securities mean Wells Fargo Bank, National Association. The terms of the notes include those expressly set forth in the original indenture to the extent not superseded or modified by the second supplemental indenture, the second supplemental indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

          You may request a copy of the second supplemental indenture and the indenture from us as described under “Where You Can Find More Information” in the accompanying prospectus.

          The following description and the description under “Description of Debt Securities” in the accompanying prospectus summarize the material provisions of the notes and do not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the notes, the second supplemental indenture and the indenture, including the definitions of certain terms used in the second supplemental indenture and the indenture. We urge you to read these documents because they, and not this description, define your rights as a noteholder.

          For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Annaly Capital Management, Inc. and do not include any of Annaly’s current or future subsidiaries. References to “noteholders” refer to holders of the notes offered hereby.

General

The notes

•	will be our general unsecured obligations;

•	will rank as described in “— Ranking” below;

•	will initially be limited to an aggregate principal amount of $750,000,000 (or $862,500,000 if the underwriters’ over-allotment option with respect to the notes is exercised in full);

•	will bear interest at a rate of 5.00% per year, payable semiannually in arrears on November 15 and May 15 of each year, beginning November 15, 2012;

•	will mature on May 15, 2015 (the “stated maturity date”), unless earlier converted or repurchased;

•	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Delivery and Form.”

          Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted at the applicable conversion rate. The conversion rate will initially be 52.7969 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $18.94 per share of common stock). The conversion rate is subject to adjustment if certain events occur. We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion Rights—Settlement Upon Conversion.” A noteholder that surrenders its notes for conversion will not receive any separate cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

          The indenture does not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than as described in the accompanying prospectus under “Description of Debt Securities—Merger, Consolidation and Transfer of Assets” and other than the restrictions described in this prospectus supplement under “— Fundamental Change Permits Noteholders to Require Us to Purchase Notes” below and except for the provisions set forth under “— Conversion Rights — Adjustment to Conversion Rate Upon Conversion Upon Certain Events,” there are no covenants or other provisions designed to afford noteholders protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such noteholders.

          We may, from time to time, without notice to, or the consent of noteholders, issue additional notes under the second supplemental indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount, provided that such additional notes must be part of the same issue as the notes offered hereby for federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without prior notice to noteholders. Any notes purchased by us will be deemed to be no longer outstanding under the indenture.

          The terms of the notes allow us to reduce or otherwise set-off against any payments made or deemed made by us to a holder in respect of the notes or common stock for any amounts we believe we are required to withhold by law. For example, non-U.S. holders may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to receive taxable distributions if the conversion rate of such instruments is adjusted even though such holders do not receive any actual cash or property. In this case, U.S. holders may be subject to U.S. federal backup withholding tax and non-U.S. holders may be subject to U.S. federal withholding tax with respect to such deemed distributions. See generally the discussion under the heading “Additional Material U.S. Federal Income Tax Considerations.”

          Prior to or upon the occurrence of any event that results in an actual or deemed payment by us to a holder in respect of the notes or common stock, the terms of the notes allow us (or the trustee or other paying agent acting on our behalf) to request a holder to furnish any appropriate documentation that may be required in order to determine our withholding obligations under applicable law (including, without limitation, a U.S. Internal Revenue Service Form W-9, Form W-8BEN, Form W-8ECI, as appropriate). Upon the receipt of any such documentation, or in the event no such documentation is provided, we (or the trustee or other paying agent acting on our behalf) will withhold from any actual or deemed payments by us to a holder in respect of the notes or common stock to the extent required by applicable law. See generally the discussion under the heading “Additional Material U.S. Federal Income Tax Considerations.”

          We do not intend to list the notes on a national securities exchange or interdealer quotation system.

Payment

          We will pay the principal amount of and any premium and interest on the notes as described under “Description of Debt Securities — Registration, Transfer and Payment” in the accompanying prospectus.

Registration and Transfer

          A noteholder may transfer or exchange notes as described under “Description of Debt Securities —Registration, Transfer and Payment” in the accompanying prospectus.

Interest

          The notes will bear interest at a rate of 5.00% per year. Interest on the notes will accrue from and including May 14, 2012 or from and including the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on November 15 and May 15 of each year (each such date, an “interest payment date”), beginning November 15, 2012. At our election, we will pay additional interest, if any, under the circumstances described under “— Events of Default.”

          Interest will be paid to the person in whose name a note is registered at the close of business on November 1 or May 1, as the case may be, immediately preceding the relevant interest payment date (each such date, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

          If any interest payment date (other than an interest payment date coinciding with the stated maturity date or earlier required repurchase date upon a fundamental change as defined in “— Fundamental Change Permits Noteholders to Require Us to Purchase Notes”) of a note falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day and no interest shall accrue for such intervening period. If the stated maturity date would fall on a day that is not a business day, the required payment of interest (and additional interest), if any, and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the stated maturity date to such next succeeding business day. If a fundamental change purchase date would fall on a day that is not a business day, we will purchase the notes on the next succeeding business day, and no interest or additional interest will accrue for the period from the earlier fundamental change purchase date to such next succeeding business day. We will pay the fundamental change purchase price promptly following the later of such next succeeding business day or the time of book-entry transfer or the delivery of the notes as described in “— Fundamental Change Permits Noteholders to Require Us to Purchase Notes.” The term “business day” means any day other than a Saturday or Sunday that is not a day on which banking institutions are authorized or obligated by law or executive order to close in The City of New York.

Ranking

          The notes will be our general unsecured obligations and will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes and equally in right of payment with all our existing and future indebtedness and liabilities that are not so subordinated. The notes will be effectively subordinated to any of our secured indebtedness, which includes our repurchase agreements, interest rate swaps, and other financing arrangements, to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all liabilities of our subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. In addition to the noteholders, the holders of our other equally ranking unsecured indebtedness and liabilities will have claims against any assets remaining after the payment of all such secured debt. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

          As of March 31, 2012, we had outstanding $91.7 billion of repurchase agreements, with weighted average remaining maturities of 127 days, with investment securities and U.S. Treasury Securities with an estimated fair value of $98.7 billion pledged as collateral on our outstanding repurchase agreements and interest rate swaps. As of March 31, 2012, we also had $600.0 million of principal outstanding on our Existing Convertible Notes. As of March 31, 2012, our total consolidated indebtedness related to interest-bearing liabilities was approximately $95.7 billion. After giving pro forma effect to the sale of the notes (assuming no exercise of the underwriters’ over-allotment option), and the use of proceeds therefrom, our as-adjusted total consolidated indebtedness related to interest-bearing liabilities would have been approximately $96.5 billion. The notes will be effectively subordinated to all debt and other liabilities of our subsidiaries. The ability of our subsidiaries to pay dividends and make other payments to us is also restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party.

No Optional Redemption

          The notes will not be redeemable by us prior to the stated maturity date. No sinking fund is provided for the notes.

Conversion Rights

No Mandatory Conversion

          The notes will not have any mandatory conversion feature, and such notes shall only be convertible as described below in this section captioned “Conversion Rights.”

General

          Prior to the close of business on the business day immediately preceding February 15, 2015, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion Upon Satisfaction of Sale Price Condition,” “—Conversion Upon Satisfaction of Trading Price Condition” and “—Conversion Upon Specified Corporate Events.” On or after February 15, 2015, holders may convert their notes at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date (excluding such maturity date), regardless of whether any of such conditions has been met. Any conversions of notes into shares of our common stock will be subject to certain ownership limitations more fully described in “—Ownership Limit.” The conversion rate will initially be 52.7969 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $18.94 per share of common stock). The trustee will initially act as the conversion agent.

          Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement Upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and number of shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as defined below under “—Settlement Upon Conversion”) calculated on a proportionate basis for each trading day in a 20 trading day cash settlement averaging period (as defined below under “—Settlement Upon Conversion”). We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the Daily VWAP (as defined below under “— Settlement Upon Conversion”) of our common stock on the applicable conversion date.

          The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A noteholder may convert fewer than all of such holder’s notes so long as the notes converted are $1,000 principal amount or an integral multiple thereof.

          If a noteholder has submitted notes for repurchase upon a fundamental change, the noteholder may convert those notes only if the noteholder withdraws the repurchase election made by the noteholder in accordance with the terms of the second supplemental indenture. We will deliver the cash, shares of common stock or combination thereof, as applicable, to converting noteholders and any cash in lieu of fractional shares by the third business day following the applicable conversion date (excluding such conversion date).

          Upon conversion of a note, except in the limited circumstances described below, the holder of such note will not be entitled to any separate cash payment for accrued and unpaid interest or additional interest, if any. If notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest and additional interest, if any, payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest and additional interest, if any, payable on such interest payment date on the notes so converted; provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;

•	if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

          Our payment or delivery, as the case may be, to noteholders of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date.

          As a result, accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

          If a noteholder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the noteholder requests any shares to be issued in a name other than the noteholder’s name, in which case the noteholder will pay that tax.

Conversion Upon Satisfaction of Sale Price Condition

          Prior to the close of business on the business day immediately preceding February 15, 2015, holders may surrender their notes for conversion during any calendar quarter commencing after June 30, 2012 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter exceeds 110% of the applicable conversion price on each applicable trading day.

          The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the average of the last quoted bid and ask prices for our common stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

          “Trading day” means a day on which (i) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock (or other security for which a closing sale price must be determined) is not so listed or traded, “trading day” means a “business day.”

Conversion Upon Satisfaction of Trading Price Condition

          Prior to the close of business on the business day immediately preceding February 15, 2015, a holder of notes may surrender its notes for conversion during the five business day period after any five consecutive trading-day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day.

          The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

          The bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination, and we shall have no obligation to make such request unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent to determine the trading price of the notes in the manner described above beginning on the next trading day following the receipt of such evidence and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and applicable conversion rate. If we do not so instruct the bid solicitation agent to obtain bids when required, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each trading day we fail to do so.

          If the trading price condition has been met, we will so notify the holders and the trustee. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders and the trustee.

          The trustee will initially act as the bid solicitation agent.

Conversion Upon Specified Corporate Events

          Certain Distributions

Prior to the close of business on the business day immediately preceding February 15, 2015, if we elect to:

•

issue to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•

distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution;

then, in either case, we must notify the holders of the notes at least 35 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of (x) 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date and (y) our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time. Holders of the notes may not exercise this conversion right if they will participate (as a result of holding the notes, and at the same time and on the same terms as common stock holders participate) in any of the transactions described above as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount of notes held by such holders divided by $1,000, without having to convert their notes.

          Certain Corporate Events

          Prior to the close of business on the business day immediately preceding February 15, 2015, if a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Permits Noteholders to Require Us to Purchase Notes”) or a “change of control make-whole “ (as defined under “—Adjustment to Conversion Rate Upon Conversion Upon Certain Events”) occurs, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Fundamental Change Permits Noteholders to Require Us to Purchase Notes,” or if we are a party to a consolidation, merger, binding share exchange, sale, conveyance, transfer or lease of all or substantially all of our assets, pursuant to which our common stock would be converted into cash, securities or other assets, the notes may be surrendered for conversion at any time from or after the date that is 35 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 35 trading days after the actual effective date of such transaction (or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date). We will notify holders and the trustee:

•	as promptly as practicable following the date we publicly announce such transaction but in no event less than 35 scheduled trading days prior to the anticipated effective date of such transaction; or

•

if we do not have knowledge of such transaction at least 35 scheduled trading days prior to the anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction but in no event later than the actual effective date of such transaction.

Conversions on or after February 15, 2015

                                   On or after February 15, 2015, a holder may convert any of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of whether any of the foregoing conditions have been met.

Conversion Procedures

          If you hold a beneficial interest in a global note (which is defined below under “—Book-Entry, Delivery and Form”), to convert you must comply with DTC’s, Clearstream’s and/or Euroclear’s procedures, as applicable, for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

          If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

          The date you comply with these requirements is the conversion date.

          If a noteholder has already delivered a purchase notice as described under “— Fundamental Change Permits Noteholders to Require Us to Purchase Notes” with respect to a note, the noteholder may not surrender that note for conversion until the noteholder has withdrawn the notice in accordance with the second supplemental indenture.

Settlement Upon Conversion

          Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

          All conversions occurring on or after the 25th scheduled trading day immediately preceding the maturity date will be settled using the same settlement method. If we have not delivered a notice of our election of settlement method prior to the 26th scheduled trading day immediately preceding the maturity date in respect of conversions occurring on or after the 25th scheduled trading day prior to the maturity date, we will be deemed to have elected combination settlement, as described below, and the specified dollar amount (as defined below) will be equal to $1,000.

          Prior to the 25th scheduled trading day prior to the maturity date, we will use the same settlement method for all conversions occurring on any given conversion date. Except for any conversions that occur on or after the 25th scheduled trading day prior to the maturity date, however, we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose to settle conversions on one conversion date by physical settlement, and we may choose to settle conversions on another conversion date by cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting through the trustee of such settlement method we have selected no later than the second trading day immediately following the related conversion date (or, in the case of any conversions occurring on or after the 25th scheduled trading day prior to the maturity date, no later than the 26th scheduled trading day prior to the maturity date). If we do not timely elect a settlement method in respect of a particular conversion date, we will no longer have the right to elect cash settlement or physical settlement for that date and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) will be equal to $1,000. If we have timely elected combination settlement in respect of any conversion, but we fail to notify the converting holders of the specified dollar amount, we will be deemed to have elected that the specified dollar amount be $1,000.

          The type and amount of consideration due upon conversion will be computed as follows:

•

if we elect physical settlement, we will deliver to the converting holder a number of shares of our common stock equal to the product of (1) the aggregate principal amount of notes to be converted, divided by $1,000, and (2) the applicable conversion rate;

•

if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days during the relevant cash settlement averaging period; and

•

if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the relevant cash settlement averaging period.

          The “daily settlement amount,” for each of the 20 consecutive trading days during the cash settlement averaging period, shall consist of:

•

cash equal to the lesser of (i) the maximum dollar amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the “specified dollar amount”), if any, divided by 20 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•

if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

          “Daily conversion value” means, for each of the 20 consecutive trading days during the applicable cash settlement averaging period, 1/20th of the product of (1) the applicable conversion rate and (2) the daily VWAP of our common stock on such trading day.

           “Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NLY.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

The “cash settlement averaging period” with respect to any note surrendered for conversion means:

•

if the relevant conversion date occurs prior to the 25th scheduled trading day immediately preceding to the maturity date, the 20 consecutive trading-day period beginning on, and including, the third trading day immediately following such conversion date; and

•

if the relevant conversion date occurs during the period beginning on, and including, the 25th scheduled trading day prior to the maturity date, and ending at 5:00 p.m., New York City time, on the second scheduled trading day immediately prior to the maturity date, the 20 consecutive trading days beginning on, and including, the 22nd scheduled trading day prior to the maturity date.

          For the purpose of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock (or other security for which a daily VWAP must be determined) is not so listed or admitted for trading, “trading day” means a “business day.”

          “Scheduled trading day” means a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

          For the purpose of determining amounts due upon conversion only, “market disruption event” means (i) a failure by the primary United States national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.

          Subject to the provisions set forth below under the heading “—Adjustment to Conversion Rate Upon Conversion Upon Certain Events,” we will deliver the consideration due in respect of conversion (including any make-whole premium in connection with such conversion) no later than the third business day immediately following the relevant conversion date (if we elect physical settlement) or no later than the third business day immediately following the last trading day of the relevant cash settlement averaging period (in the case of any other settlement method).

          We will deliver cash in lieu of any fractional share of common stock issuable upon conversion in an amount based on the daily VWAP of our common stock on the relevant conversion date (if we elect physical settlement) or based on the daily VWAP of our common stock on the last trading day of the relevant cash settlement averaging period (in the case of combination settlement).

          Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (if we elect physical settlement) or the last trading day of the relevant cash settlement averaging period (in the case of combination settlement).

Conversion Rate Adjustments

          The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if noteholders participate (as a result of holding the notes, and at the same time as common stockholders participate) in any of the transactions described below as if such noteholders held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such noteholders, without having to convert their notes.

          (1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1

OS0

where,

CR0 =	the conversion rate in effect immediately prior to the ex-dividend date of such dividend or distribution or the effective date of such share split or combination, as applicable

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable

OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable

OS1 =	the number of shares of our common stock outstanding immediately after giving pro forma effect to such dividend, distribution, share split or share combination

          Such adjustment will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. We may not pay any dividend or make any distribution on shares of common stock held in treasury. If any dividend or distribution of the type described in clause (1) above is declared but not so paid or made, the conversion rate will again be adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

          (2) If we distribute to holders of all or substantially all of our common stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of our common stock, at a price per share less than the average of the Daily VWAP of our common stock for the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of such distribution (excluding such date of announcement), the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR1 = CR0 x	OS0 + X

OS0 + Y

where,

CR0 =	the conversion rate in effect immediately prior to the ex-dividend date for such distribution

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date

OS0 =	the number of shares of our common stock outstanding immediately prior to such ex-dividend date

X =	the total number of shares of our common stock issuable pursuant to such rights or warrants

Y =

the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Daily VWAP of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the distribution of such rights or warrants (excluding such date of announcement)

          Such adjustment will be successively made whenever any such rights or warrants are issued and will become effective immediately after the open of business on the ex-dividend date for such issuance. We may not issue any such rights, options or warrants in respect of shares of common stock held in treasury. To the extent that shares of common stock are not delivered after the expiration of such rights or warrants, or such rights or warrants are not exercised prior to their expiration, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights or warrants are not so issued, the conversion rate will again be adjusted to be the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

          (3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to holders of all or substantially all of our common stock, excluding

•	dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	as described below in this paragraph (3) with respect to spin-offs;

then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0

SP0 - FMV

where,

CR0 =	the conversion rate in effect immediately prior to the ex-dividend date for such distribution

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date

SP0 =	the average of the Daily VWAP of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution

FMV =

the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution

          Such adjustment will become effective immediately after the open of business on the ex-dividend date for such distribution. With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of the spin-off will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0

MP0

where,

CR0 =	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of the spin-off

CR1 =	the conversion rate in effect immediately after the effective date of the spin-off

FMV0 =

the average of the Daily VWAP of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period from, and including, the effective date of the spin-off

MP0 =	the average of the Daily VWAP of our common stock over the first 10 consecutive trading-day period from, and including, the effective date of the spin-off

          The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off and shall be applied on a retroactive basis from, and including, the effective date of the spin-off; provided that in respect of any conversion occurring prior to the effective date of the spin-off with respect to which the settlement date would occur during the 10 trading days from, and including, the effective date of any spin-off, references with respect to the spin-off to the 10 consecutive trading-day period shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the settlement date in determining the applicable conversion rate; provided, further, that in respect of any conversion occurring prior the effective date of the spin-off with respect to which the settlement date would occur during the three trading days from, and including, the effective date of such spin-off, references to the 10 consecutive trading-day period shall be deemed replaced with a three consecutive trading-day period with such adjustment to the conversion rate being applied on a retroactive basis from, and including, the effective date of the spin-off. In addition, if the effective date for the spin-off is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references in the portion of this clause (3) related to spin-offs to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the effective date for such spin-off to, and including, the last trading day of such cash settlement averaging period.

          (4) If we make any dividend or any other distribution of cash to holders of all or substantially all of our common stock, other than a regular quarterly dividend that does not exceed $0.55 per share, as subject to adjustment as provided below (the “dividend threshold”), in which case, immediately prior to the opening of business on the “ex-dividend date” (as defined below) for the dividend or distribution, the applicable conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0 - DTA

SP0 - C

where,

CR0 =	the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution

SP0 =

the average of the Daily VWAP of our common stock for each trading day in the five consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution

C =	the amount in cash per share we distribute to holders of our common stock

DTA=	the initial dividend threshold amount, provided that if the dividend is not a regular quarterly dividend, the dividend threshold will be zero

          In connection with any adjustment to the conversion rate based on clause (4), we must issue a press release for publication through Dow Jones & Company, Inc., Bloomberg Business News, BusinessWire, or PR Newswire or a substantially equivalent financial news organization within five business days following the record date for such dividend or distribution (excluding such record date), announcing such an adjustment. Such increase to the conversion rate will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If any dividend or distribution of the type described in clause (4) above is declared but not so paid or made, the new conversion rate will again be adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

          The dividend threshold will be adjusted, in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the dividend threshold for any adjustment to the conversion rate under this clause (4). If an adjustment is required to be made as set forth in this clause (4) as a result of a distribution that is not a regular quarterly dividend, the dividend threshold amount will be deemed to be zero. Notwithstanding the foregoing, if at any time regular dividends are distributed other than on a quarterly basis, the dividend threshold amount shall be appropriately adjusted and shall apply to such regular dividends.

          If “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “C” is less than $0.01, in lieu of the foregoing increase, each holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.

          If we make a dividend or distribution to all or substantially all holders of our common stock that consists in the aggregate of both cash and shares of our common stock that is deductible for U.S. federal income tax purposes, the adjustment to the conversion rate shall be determined pursuant to this clause (4) only, with the value of the common stock, as determined by our board of directors, constituting “cash” for purposes hereof.

          (5) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the Daily VWAP of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)

OS0 x SP1

where,

CR0 =	the conversion rate in effect immediately prior to the effective date of the adjustment

CR1 =	the conversion rate in effect immediately after the effective date of the adjustment

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors)

paid or payable for shares accepted for purchase or exchange in such tender or exchange offer

OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires

OS1 =

the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the reduction of shares accepted for purchase or exchange in such tender or exchange offer)

SP1 =	the average of the Daily VWAP of our common stock over the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires

          The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the trading day next succeeding the date such tender or exchange offer expires and shall be applied on a retroactive basis from, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion occurring prior to the date such tender or exchange offer expires with respect to which the settlement date would occur during the 10 trading days from, and including, the trading day next succeeding the date such tender or exchange offer expires, references with respect to the tender or exchange offer to the 10 consecutive trading-day period shall be deemed replaced with such lesser number of trading days as have elapsed between the trading day next succeeding the date such tender or exchange offer expires and the settlement date in determining the applicable conversion rate. If the trading day next succeeding the date such tender or exchange offer expires is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references in this clause (5) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such cash settlement averaging period.

          Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a share split or combination).

          Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any date as described above, and a holder that has converted its notes on or after such date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement Upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of a number of shares of our common stock based on an un-adjusted conversion rate and participate in the related dividend, distribution or other event giving rise to such adjustment.

          As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

          We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

          A noteholder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. If we pay withholding taxes on your behalf as a result of an adjustment to the conversion rate of the notes, we may, at our option and pursuant to certain provisions of the indenture, set-off such payments against payments of cash and common stock on the notes.

For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Additional Material U.S. Federal Income Tax Considerations.”

          To the extent that we have a rights plan in effect upon conversion of the notes into common stock, noteholders that convert their notes will receive, in addition to our common stock (if any), the rights under the rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

          Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of our common stock; or

•	for accrued and unpaid interest and additional interest, if any.

          Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not adjust the conversion rate pursuant to the provisions set forth above to the extent that the adjustments would reduce the conversion price below $0.01.

          Except as described below in this section, in “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will not adjust the conversion rate.

Recapitalizations, Reclassifications and Changes of Our Common Stock

          In the case of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets, or (B) any statutory share exchange, consolidation or merger involving us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries, then, at the effective time of the transaction, the right to convert a note will be changed into, with respect to each $1,000 in principal amount of notes, a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement Upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have been entitled to receive in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible or used to calculate the daily VWAP, as the case may be, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.

Adjustments of Prices

          Whenever any provision of the second supplemental indenture requires us to calculate daily VWAP, daily conversion values or daily settlement amounts over a span of multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective at any time during the period from which such daily VWAPs, daily conversion values or daily settlement amounts are to be calculated. Such adjustments will be effective as of the effective date of the adjustment to the conversion rate.

Adjustment to Conversion Rate Upon Conversion Upon Certain Events

          If you elect to convert your notes in connection with a fundamental change (as defined below under “— Fundamental Change Permits Noteholders to Require Us to Purchase Notes”) that occurs on or prior to the stated maturity of the notes, then the conversion rate applicable to the notes so converted will be increased by an additional number of shares of common stock (the “additional shares”) as described below, which we also refer to as the change of control make-whole.

          Any conversion will be deemed to have occurred in connection with a fundamental change giving rise to an adjustment only if (A) in the case of a fundamental change described in clause (2) of the definition of fundamental change, such notes are surrendered for conversion from and after the date that is 35 scheduled trading days prior to the anticipated effective date of such fundamental change through and including the business day immediately preceding the related fundamental change purchase date (as defined below under “— Fundamental Change Permits Noteholders to Require Us to Purchase Notes”), or (B) in the case of a fundamental change described in clause (1) of the definition of fundamental change, such notes are surrendered for conversion from and after the effective date of such fundamental change through and including the business day immediately preceding the related fundamental change purchase date. We will notify noteholders of any fundamental change described in clause (2) of the definition of fundamental change at least 35 scheduled trading days prior to the anticipated effective date (excluding such anticipated effective date) of such fundamental change. We will settle conversions of the notes as described below under “— Settlement of Change of Control Make-Whole.”

          The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid or deemed paid per share of our common stock in the fundamental change. In the event of a fundamental change and holders of our common stock receive only cash in that fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the Daily VWAP of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the effective date (excluding such effective date).

          The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth above under “— Conversion Rate Adjustments.”

          The following table sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 principal amount of notes:

	Stock Price
Effective Date	$ 16.47	$ 16.75	$ 17.00	$ 17.50	$ 18.00	$ 18.50	$ 18.94	$ 20.00	$ 21.00	$ 22.00
May 14, 2012	7.9196	7.7404	7.5073	6.0970	4.8355	3.7200	2.8581	1.2579	0.0698	0.0667
May 15, 2013	7.9196	7.7255	7.2447	5.8144	4.5383	3.4142	2.5483	0.9146	0.0000	0.0000
May 15, 2014	7.9196	7.4335	6.6238	5.1251	3.7917	2.6287	1.7491	0.1785	0.0000	0.0000
May 15, 2015	7.9196	6.9046	6.0266	4.3460	2.7587	1.2572	0.0014	0.0000	0.0000	0.0000

          The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $22.00 (subject to adjustment), no additional shares will be added to the conversion rate.

•	If the stock price is less than $16.47 (subject to adjustment), no additional shares will be added to the conversion rate.

          Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion of the notes exceed 60.7165 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth above under “— Conversion Rate Adjustments.”

          In addition, if a noteholder elects to convert his notes prior to the effective date of any fundamental change, and the fundamental change does not occur, such noteholder will not be entitled to an increased conversion rate in connection with such conversion.

          Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

          Our obligation with respect to the change of control make-whole as described above could discourage a potential acquirer of us. The provisions with respect to the adjustment to the conversion rate upon a fundamental change, however, are not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

Settlement of Change of Control Make-Whole

          Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement as described under “—Settlement Upon Conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the consideration due upon conversion will be an amount of cash per $1,000 principal amount of converted notes equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by the “stock price” (as defined above) for the transaction. In such event, the conversion obligation will be determined as of the conversion date and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

Fundamental Change Permits Noteholders to Require Us to Purchase Notes

          If a fundamental change (as defined below in this section) occurs at any time, each noteholder will have the right, at that noteholder’s option, to require us to purchase any or all of that holder’s notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple thereof. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, including additional interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is between a regular record date and the interest payment date to which it relates, in which case we will pay accrued and unpaid interest to the noteholder of record on such regular record date). The fundamental change purchase date will be a date specified by us that is no later than the 35th calendar day following the date of our fundamental change notice (excluding such date of fundamental change notice) as described below. Any notes purchased by us will be paid for in shares of our common stock.

          A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

          (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of all shares of our common equity entitled to vote generally in the election of directors, unless such beneficial ownership arises as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer; or

          (2) consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any statutory share exchange, consolidation or merger involving us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries, other than any transaction:

▪	involving a consolidation or merger that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock;

▪

where the holders of all classes of our common equity immediately prior to such transaction that is a statutory share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent entity thereof immediately after such transaction; or

▪

that is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity.

          A fundamental change as a result of clause (2) will not be deemed to have occurred, however, if 90% or more of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors) or which will be so traded when issued or exchanged in connection with the transaction that would otherwise be a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the notes become convertible into such consideration or a unit of such consideration received by a holder of one share of our common stock in the relevant transaction used to calculate the daily VWAP, as the case may be.

          On or before the 20th day after the occurrence of a fundamental change, we will provide to all noteholders and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a noteholder may exercise the repurchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•

whether the consummation of the fundamental change and the resulting repurchase right resulted or will result in an Event of Default under clause (4) of the description of “—Events of Default” in this prospectus supplement;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•

if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a noteholder may be converted only if such noteholder withdraws the fundamental change purchase notice in accordance with the terms of the second supplemental indenture; and

•	the procedures that noteholders must follow to require us to purchase their notes.

          In order to fulfill our obligation to pay the fundamental change purchase price in shares of our common stock, we will deliver to the paying agent on or prior to the fundamental change purchase date a number of shares of our common stock equal to (A) the aggregate purchase price to be paid divided by (B) the average of the Daily VWAP of our common stock for the 20 consecutive trading-days ending on the trading day immediately prior to the occurrence of the fundamental change. We will not issue fractional shares of our common stock upon purchase of the notes by us. Instead, we will pay cash in lieu of fractional shares based on the Daily VWAP of our common stock on the trading day immediately prior to the occurrence of the fundamental change. If our common stock has been replaced by reference property prior to the fundamental change purchase date, the number of shares of our common stock otherwise deliverable on such date will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in the relevant merger event. We will use our reasonable best efforts to cause a shelf registration statement to be declared effective prior to the fundamental change purchase date for the sale of such shares of our common stock (or reference property, if applicable).

          Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

          To exercise the purchase right, a noteholder must deliver, on or before the business day immediately preceding the fundamental change purchase date (excluding such fundamental change purchase date), subject to extension to comply with applicable law, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. The purchase notice must state:

•	if certificated, the certificate numbers of the noteholder’s notes to be delivered for purchase;

•	the portion of the principal amount of the noteholder’s notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the holder’s notes are to be purchased by us pursuant to the applicable provisions of the notes and the second supplemental indenture.

          If the notes are not certificated, the purchase notice must comply with applicable DTC, Clearstream and/or Euroclear procedures.

          A noteholder may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change purchase date (excluding such fundamental change purchase date). The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, the notice must comply with applicable DTC, Clearstream and/or Euroclear procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.

          We will be required to purchase the notes on the fundamental change purchase date, subject to extension to comply with applicable law. A noteholder that has exercised the purchase right will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the notes on the second business day following the fundamental change purchase date (excluding such fundamental change purchase date), then

•

the notes tendered for purchase and not withdrawn will cease to be outstanding and interest, including additional interest, if any, will cease to accrue on such notes on the fundamental change purchase date (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•

all other rights of the noteholders with respect to the notes tendered for purchase and not withdrawn will terminate on the fundamental change purchase date (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest (including any additional interest) upon delivery or transfer of the notes).

          In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

          The purchase rights of the noteholders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

          The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect noteholders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

          The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a noteholder to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

          If we fail to purchase the notes when required following a fundamental change, we will be in default under the notes. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events. We will not be required to make an offer to purchase the notes upon a fundamental change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in the second supplemental indenture applicable to an offer by us to purchase the notes upon a fundamental change and such third party purchases all notes validly tendered and not withdrawn upon such offer.

Ownership Limit

          As described in the accompanying prospectus under “Restrictions on Ownership and Transfer,” to assist us in qualifying as a REIT, our charter prohibits anyone from acquiring or holding, directly or constructively, ownership of a number of shares or value of any class of our capital stock in excess of 9.8% of the outstanding shares. The second supplemental indenture will provide that, notwithstanding any other provision of the indenture or the notes, no noteholder shall be entitled to convert such notes for our shares of common stock to the extent that the receipt of such common stock would violate any of the limitations on ownership of our shares contained in our charter. Accordingly, for purposes of the ownership limit contained in our charter, ownership of the notes will not be treated as ownership of the shares of common stock that are potentially issuable upon conversion of the notes, and the notes will not be subject to transfer to a trust or to repurchase or other remedies that are provided in the charter for violations of the stock ownership limit. Any attempted conversion of notes that would result in the issuance of common stock in excess of such ownership limit in the absence of such an exemption shall be void to the extent of the number of shares that would cause such violation and the related note or portion thereof shall be returned to the noteholder as promptly as practicable. We will have no further obligation to the noteholder with respect to such voided conversion and such notes will be treated as if they had not been submitted for conversion. A holder of returned notes may resubmit those notes for conversion at a later date subject to compliance with the terms of the indenture and ownership limits described above.

Consolidation, Merger and Sale of Assets

          The provisions of the indenture described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus will apply to the notes.

Events of Default

          In addition to the provisions of the indenture described under “Description of Debt Securities—Events of Default” in the accompanying prospectus, each of the following is an Event of Default with respect to the notes:

          (1) our failure to comply with our obligation to convert the notes in accordance with the second supplemental indenture upon exercise of a noteholder’s conversion right and the default continues for a period of 3 business days after there has been given, by registered or certified mail, to us by the trustee or by such noteholder, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the second supplemental indenture

          (2) our failure to comply with our obligation to pay for or deliver any consideration required to be paid for or delivered to a noteholder entitled to receive the change of control make-whole, as described under “—Conversion Rights—Adjustment to Conversion Rate Upon Conversion Upon Certain Events,” or any other premium required pursuant to the terms of the second supplement indenture;

          (3) our failure to give a fundamental change notice when due;

          (4) a fundamental change occurs and a noteholder, upon exercising its right to require us to purchase any or all of such holder’s notes, or any portion thereof (as described under “—Fundamental Change Permits Noteholders to Require Us to Purchase Notes”), is not entitled on the Fundamental Change Repurchase Date to receive at least the same amount and form of consideration per share of common stock as was received by the existing holders of our common stock receiving the highest consideration in connection with such fundamental change;

          (5) our stockholders approve any plan or proposal for the liquidation or dissolution of us; and

          (6) our common stock (or other capital stock into which the notes are then convertible pursuant to the terms of the second supplemental indenture) ceases to be listed on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors).

          The second supplemental indenture will provide that if an Event of Default specified in clauses (4), (5) or (6) occurs, then the principal and accrued and unpaid interest, including additional interest, if any, on the notes will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any noteholder. However, upon specified conditions, the holders of a majority in principal amount of the notes then outstanding may rescind and annul an acceleration of the notes and its consequences.

          Notwithstanding the foregoing, the second supplemental indenture provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under “— Reports” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 120 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.25% of the principal amount of the notes. If we so elect, such additional interest will accrue on all outstanding notes from and including the date on which the event of default relating to the failure to comply with the reporting obligations in the indenture or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 120th day thereafter (or such earlier date on which such event of default is cured or waived by the holders of a majority in principal amount of the outstanding notes). On such 120th day (or earlier, if the event of default relating to such reporting obligations or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act is cured or waived by the holders of a majority in principal amount of the outstanding notes prior to such 120th day), such additional interest will cease to accrue and, if the event of default relating to reporting obligations or the failure to comply with Section 314(a)(1) of the Trust Indenture Act has not been cured or waived prior to such 120th day, the notes will be subject to acceleration as provided in the indenture. The provisions of the indenture described in this paragraph will not affect the rights of noteholders in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided in the indenture.

          In order to elect to pay the additional interest on the notes as the sole remedy as provided above, we must notify all noteholders and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs.

Reports

          We are required to file with the trustee and the SEC, and transmit to noteholders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed with the trustee within 15 days after the same are so required to be filed with the SEC.

Modification and Waiver

          In addition to the provisions of the indenture described under “Description of Debt Securities —Modification and Waiver” in the accompanying prospectus, the following provisions of the notes may not be modified without the consent of each holder of an outstanding note affected:

          (1) the making of any change that adversely affects the conversion rights of any notes; or

          (2) the reduction of the fundamental change purchase price of any note, the amendment or modification of the change of control make-whole amounts set forth in the table under “—Conversion Rights—Adjustment to Shares Delivered Upon Certain Events” or the amendment or modification in any manner adverse to the noteholders of our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

Calculations in Respect of Notes

          Except as otherwise provided above, we will be responsible for making all calculations called for in respect of the notes. These calculations include, but are not limited to, determinations of the Daily VWAP of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the noteholders. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any noteholder upon the request of that noteholder.

Information Concerning the Trustee

          Wells Fargo Bank, National Association, will be the trustee, security registrar, paying agent and conversion agent for the notes. Wells Fargo Bank, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

          The trustee has and certain of its affiliates may from time to time have, banking relationships in the ordinary course of business with us and certain of our affiliates.

Governing Law

          The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

          The notes will be issued in the form of one or more fully registered global notes, which we refer to as the “Global Notes,” which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as the “Depositary” or “DTC,” and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

          Investors may elect to hold interests in the Global Notes through the Depositary, Clearstream Banking Luxembourg S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.A., as operator of the Euroclear System, which we refer to as “Euroclear,” if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A., successor to The Chase Manhattan Bank, will act as depositary for Euroclear, which we refer to in such capacities as the “U.S. Depositaries.” Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

          A further description of the Depositary and its procedures with respect to the Global Notes is set forth in the accompanying prospectus under “Description of Debt Securities — Book-entry Debt Securities.” The Depositary has confirmed to us, the underwriters and the trustee that it intends to follow such procedures.

Global Clearance and Settlement Procedures

          Initial settlement for the notes will be made in immediately available funds. We will make all payments of principal, premium, if any, and interest in respect of the notes in immediately available funds while the notes are held in book-entry only form. Secondary market trading between DTC participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Customers and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

          Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Customers and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

          Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Clearstream Customers or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Customer or a Euroclear Participant to a DTC participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

          Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Further Issues

          We may from time to time, without notice to, or the consent of, the noteholders, create and issue further notes equal in rank to the notes offered hereby in all respects (or in all respects except for the issue date, conversion price, conversion rate and public offering price of such further notes, the payment of interest accruing before the issue date of such further notes, or the first payment of interest following the issue date of such further notes) and so that such further notes may be consolidated and form a single series with any series of the notes offered by this prospectus supplement and have the same terms as to status, redemption or otherwise as the notes of such series offered by this prospectus supplement. We will not issue any further notes intended to form a single series with any series of the notes offered hereby unless the further notes will be fungible with all notes of the same series for U.S. federal income tax purposes.

Notices

          Notices to noteholders will be given by mail to the addresses of the registered noteholders as they appear in the security register.

DESCRIPTION OF CAPITAL STOCK

          Please read the information discussed under the heading “Description of Equity Securities” beginning on page 5 of the accompanying prospectus, along with the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. As of May 8, 2012, we had 2,000,000,000 shares of authorized capital stock, consisting of 1,987,987,500 shares classified as common stock, 7,412,500 shares classified as 7.875% Series A Cumulative Redeemable Preferred Stock and 4,600,000 shares classified as 6.00% Series B Cumulative Convertible Preferred Stock. As of May 8, 2012, we had outstanding 974,606,339 shares of common stock, 7,412,500 shares of 7.875% Series A Cumulative Redeemable Preferred Stock and no shares of 6.00% Series B Cumulative Convertible Preferred Stock.

          Concurrently with this offering, we are offering, by means of a separate prospectus supplement, shares of our Series C Cumulative Redeemable Preferred Stock with a $25.00 per share liquidation preference per annum (including additional shares if the underwriters fully exercise their over-allotment option with respect to that offering). The Series C Preferred Stock will pay quarterly cumulative dividends, in arrears, on March 31, June 30, September 30 and December 31 of each year (or, if not a business day, on the next succeeding business day) from, and including, the date of original issuance. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, but do provide for certain optional redemption and conversion rights upon a change of control of us. Neither of the offerings is conditioned upon the consummation of the other. There can be no assurance that the Concurrent Offering will be completed.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

          The following discussion supplements the discussion under the heading “Material Federal Income Tax Considerations” in the prospectus. Terms used in this section but not defined in this section have the meanings ascribed to them elsewhere in this prospectus supplement or in “Material Federal Income Tax Considerations” in the prospectus. You should refer to the discussion in the prospectus under “Material Federal Income Tax Considerations” for a discussion of the tax consequences of our election to be taxed as a REIT and the tax consequences to Owners of shares of our common stock. The following is a summary of certain material U.S. federal income tax considerations relates to the acquisition, ownership and disposition of the notes.

          This discussion does not purport to be a complete analysis of all the potential tax considerations relating to the acquisition, ownership and disposition of the notes and our common stock into which the notes may be converted. The discussion is based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. The IRS could challenge the statements in this discussion, which do not bind the IRS or the courts.

          This summary applies to you only if you are a beneficial owner of a note and you acquire the note in this offering for a price equal to the issue price of the notes. The issue price of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary deals only with notes and common shares held as “capital assets” (within the meaning of Section 1221 of the Code) and does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

▪	dealers in securities or currencies;

▪	traders in securities;

▪	U.S. Holders (as defined below) whose functional currency is not the United States dollar;

▪	persons holding notes or common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle, or synthetic security;

▪	persons subject to the alternative minimum tax;

▪	certain United States expatriates;

▪	financial institutions;

▪	insurance companies;

▪	controlled foreign corporations, passive foreign investment companies and regulated investment companies, and shareholders of such corporations;

▪	entities that are tax-exempt from U.S. federal income tax, such as retirement plans, individual retirement accounts, and tax-deferred accounts;

▪	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities; and

▪	persons that acquire the notes for a price other than their issue price or that acquire our common stock other than pursuant to conversion of the notes.

          If you are a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holding notes or common stock, or a partner in such a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you are encouraged to consult your own tax advisor regarding the U.S. federal income and estate tax consequences of purchasing, owning and disposing of the notes and the common stock.

          You are encouraged to consult your own tax advisor before you purchase notes regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of purchasing, owning, and disposing of the notes and the common stock that may be applicable to you in light of your particular circumstances.

          For purposes of this summary, when we use the term –

▪	U.S. Holder, we mean a U.S. Person that is the beneficial owner of an interest in notes; and

▪	Foreign Holder, we mean a person other than an U.S. Person that is a beneficial owner of notes.

Tax Treatment of U.S. Holders

          The following summary applies to you only if you are a U.S. Holder.

Interest on the Notes

          Interest on your notes will be taxed as ordinary interest income. In addition:

▪	if you use the cash method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

▪	if you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

Original Issue Discount

          The stated principal amount of the notes will exceed their issue price (as defined below) by an amount that exceeds the statutory de minimis amount and, accordingly, the notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes in an amount equal to such excess.

          Generally, a debt instrument will be issued with OID if the excess of the “stated redemption price at maturity” of the debt instrument over its “issue price” is equal to or greater than a de minimis amount (generally 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity date). The “stated redemption price at maturity” of the notes is the sum of all payments to be made under the notes other than payments of “qualified stated interest.” All of the stated interest on the notes will be qualified stated interest, and thus the stated redemption price at maturity will equal the stated principal amount of the notes. The “issue price” of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

          You will be required to accrue and include OID in gross income as ordinary income using a constant yield method, in advance of the receipt of the cash payment attributable to the OID, regardless of your regular method of accounting for U.S. federal income tax purposes. The amount of OID that you must include in gross income for each taxable year is the sum of the daily portions of OID that accrue on your notes for each day of the taxable year during which you held the notes. The daily portion of OID is determined by allocating to each day of an accrual period (generally, the period between interest payment dates or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is the product of the “adjusted issue price” of the notes at the beginning of the accrual period multiplied by the yield to maturity of the notes (adjusted to reflect the length of the accrual period), reduced by the amount of any qualified stated interest allocable to such accrual period. The adjusted issue price of the notes at the beginning of an accrual period generally will equal their issue price, increased by the aggregate amount of OID that has accrued on the notes in all prior accrual periods. You should consult your own tax advisor concerning the consequences of, and accrual of, OID on the notes.

          You generally may irrevocably elect to treat all interest on the notes as OID and calculate the amount includible in income using a constant yield method. You should consult your own tax advisor regarding this election.

Constructive Distributions

          The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. Under Section 305(c) of the Code, adjustments to the conversion rate of the notes that have the effect of increasing the noteholders’ proportionate interests in our earnings and profits or assets may result in a taxable deemed distribution to the noteholders. A taxable deemed distribution to the noteholders would result, for example, if the conversion rate is adjusted to compensate noteholders for distributions of cash or property to our stockholders. The adjustment to the conversion rate of the notes converted in connection with a fundamental change, as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” above, also may be treated as a taxable deemed distribution. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the noteholders’ interests generally will not result in a taxable deemed distribution to the noteholders. Any taxable deemed distribution to the noteholders will be included in your income in the same manner as an actual distribution received by you as an Owner as discussed in the accompanying prospectus under “Material Federal Income Tax Considerations – Taxation of Owners – Taxation of Taxable Domestic Owners – Distributions.” Accordingly, you would be considered to have received a distribution taxable as a dividend to the extent of our current or accumulated earnings and profits even though you did not receive any cash or other property.

Sale or Other Disposition of Notes

          Upon the sale, redemption, exchange or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

▪

the amount realized on the disposition (less any amount attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in your gross income, in the manner described above under “—Tax Treatment of U.S. Holders—Interest on the Notes”); and

▪	your tax basis in the notes.

          Your tax basis in your notes generally will be their cost, increased by the amount of OID on the notes previously included in your gross income. Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. Holder, your long-term capital gain generally will be subject to a preferential rate of U.S. federal income tax.

Sale or Other Disposition of Common Stock

          Your tax basis in shares of our common stock that you receive upon conversion of your notes will be determined in the manner described below under “—Tax Treatment of U.S. Holders—Conversion of Notes.” See “Material Federal Income Tax Considerations — Taxation of Owners — Taxation of Taxable Domestic Owners—Dispositions of Our Stock” in the accompanying prospectus for additional information relating to the sale or other disposition of shares of our common stock.

Repurchase of Notes

          You have the right to require that we repurchase all or a portion of your notes in exchange for shares of our common stock upon the occurrence of certain fundamental changes, as described above under “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Purchase Notes.” The U.S. federal income tax consequences to you upon such a repurchase of your notes will be as described below under “—Tax Treatment of U.S. Holders—Conversion of Notes.”

Conversion of Notes for Common Stock

          If you convert notes into shares of our common stock, you will not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and cash received attributable to accrued and unpaid interest), subject to the discussion under “—Tax Treatment of U.S. Holders—Constructive Distributions” above regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a fundamental change may be treated as a taxable deemed dividend. Moreover, your basis in the common stock you acquire upon the conversion (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) will equal your basis in the notes you surrender upon conversion and your holding period for the common stock you acquire upon conversion (other than shares attributable to accrued and unpaid interest) will include the period for which you held the notes that you surrender upon conversion.

Any cash and the value of any shares of our common stock attributable to accrued interest on your converted notes not previously included in your income will be taxed as ordinary income. Your tax basis in any shares of our common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. Your holding period in any shares of our common stock attributable to accrued and unpaid interest generally will begin on the day after the date of conversion

          With respect to cash received in lieu of a fractional share of common stock, you will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, you will recognize capital gain or loss equal to the difference between the cash received and that portion of your tax basis in the common stock (determined as discussed above) attributable to the fractional share.

Conversion of Notes for Cash or Common Stock and Cash

          If you convert your notes and receive in exchange solely cash, you will be subject to the rules described under ‘‘—Tax Treatment of U.S. Holders—Sale or Other Disposition of Notes’’ above.

          If you convert your notes and receive, at our discretion, a combination of our common stock and cash, then the tax treatment of the conversion transaction is not clear. We encourage you to consult your own tax advisor concerning the proper treatment of such a conversion.

          If you convert your notes and receive in exchange a combination of shares of our common stock and cash, the conversion transaction could be treated as a recapitalization for federal income tax purposes. If your conversion of notes were to be viewed as a recapitalization transaction in which you surrendered securities (i.e., your interest in the notes) in exchange for stock and cash, you would be required to recognize any gain realized (but you would not recognize loss). The amount of gain you would recognize would equal the lesser of (i) the excess (if any) of (A) the sum of (I) the amount of cash you receive (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus (II) the fair market value of our common stock you receive (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest), over (B) your tax basis in the converted note, and (ii) the amount of cash you receive upon conversion (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest).

          Your tax basis in the common stock you receive (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally will equal your tax basis in the converted note, decreased by the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest), increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). Your holding period in the common stock you receive will include your holding period in the converted note (other than shares attributable to accrued and unpaid interest) .

          Alternatively, your conversion of a note into cash and shares of our common stock may be treated as, in part, a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into our common stock. Under this view, you would allocate your aggregate tax basis in the note between the portion of the note treated as redeemed and the portion of the note treated as converted into our common stock based on the relative fair market value of our common stock and the amount of cash received on conversion.

          Under this alternative view, you generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received (other than amounts attributable to accrued and unpaid interest) and the portion of your note treated as redeemed. See ‘‘—Tax Treatment of U.S. Holders—Sale or Other Disposition of Notes’’ above. With respect to the portion of your note treated as converted, you generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and cash received attributable to accrued and unpaid interest),, subject to the discussion under ‘‘—Tax Treament of U.S. Holders—Constructive Distributions’’ above regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a fundamental change may be treated as a taxable deemed dividend. The tax basis allocated to the portion of your note treated as converted into common stock would be your tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest). Your holding period in the common stock received (other than shares attributable to accrued and unpaid interest) would include your holding period in the converted note.

          In each case, subject to the discussion under ‘‘—Tax Treatment of U.S. Holders—Constructive Distributions’’ above regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a fundamental change may be treated as a taxable deemed dividend, any gain or loss that you recognize upon conversion of a note will be capital gain or loss.

          In each case, with respect to cash received in lieu of a fractional share of common stock, you will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, you will recognize capital gain or loss equal to the difference between the cash received and that portion of your tax basis in the common stock (determined as discussed above) attributable to the fractional share.

          In each case, any cash and the value of any shares of common stock attributable to accrued and unpaid interest on a converted note not previously included in your income will be taxed as ordinary income. Your tax basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. Your holding period in any shares of common stock attributable to accrued and unpaid interest generally will begin on the day after the date of conversion.

Mergers and Consolidations

          If we are a party to a consolidation, merger or statutory share exchange or a transfer of all or substantially all of the consolidated assets of us and our subsidiaries as described under “Description of Notes—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock,” the conversion obligation will be adjusted so that you will be entitled to convert your notes into the type of consideration that you would have been entitled to receive in such transaction had your notes been converted into common stock immediately prior to such transaction. Depending on the facts and circumstances at the time of any such transaction, such adjustment may result in a deemed exchange of the notes, which may be a taxable event for U.S. federal income tax purposes. You are encouraged to consult your own tax advisor regarding the U.S. federal income tax consequences of such an adjustment as a result of any such transaction.

Distributions on Common Stock

          For a discussion concerning the tax treatment of distributions we make with respect to our common stock, see “Material Federal Income Tax Considerations — Taxation of Owners — Taxation of Taxable Domestic Owners” in the accompanying prospectus.

Tax Treatment of Foreign Holders

          The following summary applies to you only if you are a Foreign Holder. References to interest on the notes in the following summary include OID on the notes.

Interest on Notes

          Under current U.S. federal income tax law, and subject to the discussion below, U.S. federal withholding tax generally will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your notes under the “portfolio interest” exception of the Code, provided that in the case of interest:

▪

you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the related Treasury Regulations;

▪	you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

▪	you are not a bank receiving interest described in section 881(c)(3)(A) of the Code;

▪

such interest is not effectively connected with your conduct of a United States trade or business (see the discussion below under “—Tax Treatment of Foreign Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”); and

▪

you provide a signed written statement, on an IRS Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States person within the meaning of the Code and providing your name and address to:

	o	us or our paying agent; or

o

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

          The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities. If you cannot satisfy the requirements of the “portfolio interest” exception described above, subject to the discussion below under “—Recent Tax Law Changes—Reporting and Withholding on Foreign Financial Accounts,” payments of interest made to you will be subject to 30% U.S. federal withholding tax unless you provide us or our paying agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, or (2) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

Distributions on Common Stock and Constructive Distributions

          For a discussion concerning the tax treatment of distributions we make with respect to our common stock, see “Material Federal Income Tax Considerations — Taxation of Owners — Taxation of Foreign Owners” in the accompanying prospectus.

          As mentioned above, under “—Tax Treatment of U.S. Holders — Constructive Distributions,” the terms of the notes allow for adjustment of the conversion rate of the notes in certain circumstances and such adjustments may give rise to deemed distributions to the noteholders. Any such deemed distribution will be treated in the same manner as an actual distribution with respect to our common stock for purposes of U.S. federal income taxes and withholding taxes. If we pay withholding taxes on your behalf as a result of a deemed distribution upon an adjustment to the conversion rate of the notes, we may, at our option and pursuant to certain provisions of the second supplemental indenture, set off such payments against payments of cash and common stock on the notes. You are urged to consult your tax advisors with respect to the U.S. federal income tax and withholding tax consequences resulting from an adjustment to the conversion rate of the notes.

Sale or Other Disposition of Notes or Common Stock

          Subject to the discussion below and under “—Recent Tax Law Changes—Reporting and Withholding on Foreign Financial Accounts,” you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of the notes or our common stock, unless:

▪

in the case of disposition proceeds representing accrued interest on the notes, you cannot satisfy the requirements of the “portfolio interest” exception described above (and your U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);

▪

the gain is effectively connected with your conduct of a U.S. trade or business and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States, in which case, the gain will be taxed as discussed below under “—Tax Treatment of Foreign Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”;

▪

you are an individual who is present in the United States for more than 182 days during the taxable year of the disposition and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though you are not considered a resident alien under the Code); or

▪	the rules of the Foreign Investment in Real Property Tax Act treat our common stock as U.S. real property interests (“USRPIs”).

          We do not expect that our common stock will constitute USRPIs (see the discussion in the accompanying prospectus under “Material Federal Income Tax Considerations — Taxation of Foreign Owners — Dispositions of our Stock”). However, even if our common stock constitutes USRPIs, your disposition of the notes generally will still not be subject to tax under FIRPTA as a disposition of a USRPI provided that (i) our common stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) you did not own, actually or constructively, notes whose total fair market value on the date they were acquired (and on the date or dates any additional notes were acquired) exceeded the fair market value on that date (and on the date or dates any additional notes were acquired) of 5% of all our common stock or, if the notes are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, you did not own, actually or constructively, more than 5% of the total fair market value of the notes at any time during a specified testing period.

Income or Gains Effectively Connected with a U.S. Trade or Business

          If any interest on the notes, dividends on our common stock or gain from the sale, exchange, redemption, conversion or other disposition of the notes or our common stock is effectively connected with a U.S. trade or business conducted by you, then the income or gain will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the same manner applicable to U.S. Holders If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States.

          Payments of interest or dividends that are effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States maintained by you), and therefore included in your gross income, will not be subject to any withholding tax that may otherwise apply, subject to the discussion below under “—Recent Tax Law Changes—Reporting and Withholding on Foreign Financial Accounts,” provided that you claim exemption from such withholding tax. To claim exemption from such withholding tax, you must certify your qualification, which can be done by providing a properly executed IRS Form W-8ECI or appropriate substitute form on or before any payment date. In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on a non-U.S. corporation that has earnings and profits (attributable to interest, dividends, gains or otherwise) that are effectively connected with the conduct of a trade or business in the United States.

United States Federal Estate Tax

          If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death, your notes generally will not be subject to the U.S. federal estate tax, unless, at the time of your death:

▪

you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the related Treasury Regulations; or

▪	your interest on the notes is effectively connected with your conduct of a United States trade or business.

          Common stock owned or treated as owned by an individual who is not a United States citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Recent Tax Law Changes

          Medicare Tax For taxable years beginning after December 31, 2012, certain taxable U.S. Persons who are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividends on our common stock, interest on the notes and net gains from the taxable disposition of our common stock or the notes. Taxable U.S. Persons that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to any of their income or gains in respect of our common stock or the notes.

          Reporting and Withholding on Foreign Financial Accounts On March 18, 2010, the President signed the Hiring Incentives to Restore Employment Act (the “HIRE Act”) into law. This law imposes a 30% U.S. federal withholding tax on dividends on, and the gross proceeds from the sale or other disposition of, shares of our common stock, and interest on, and proceeds from the sale or other disposition of, our notes to a foreign financial institution or non-financial foreign entity, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and to withhold on certain payments and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Although the withholding tax provisions of the HIRE Act were to have been effective beginning in 2013, the IRS has provided for a phased-in implementation of these provisions. Specifically, withholding on interest on the notes and dividends on share of our common stock, but not gross proceeds from the sale or other disposition of the notes or shares of our common stock, generally is to begin after December 31, 2013. Withholding on gross proceeds from disposition of the notes and such shares is generally to begin after December 31, 2014. Under certain circumstances, a Foreign Owner might be eligible for refunds or credits of such taxes.

          Under a statutory grandfathering provision, the withholding tax provisions of the HIRE Act apply to debt obligations, such as the notes, issued after March 18, 2012. However, recently issued proposed Treasury regulations generally would extend the statutory grandfathering provision to debt obligations that are issued after March 18, 2012 and before January 1, 2013. Thus, under these proposed Treasury regulations, the withholding tax provisions of the HIRE Act generally would not apply to the notes (although such provisions would still apply to the shares of our common stock received upon the conversion of the notes). However, there can be no assurance as to whether or not these proposed Treasury regulations will be adopted in final form and, if so adopted, what form the proposed Treasury regulations will take. Prospective purchasers of the notes should consult their own tax advisors regarding the effect, if any, of the withholding tax provisions of the HIRE Act for them based on their particular circumstances.

          Extension of Reduced Tax Rates On December 17, 2010, the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (the “Job Creation Act”) was enacted. Among other things, the Job Creation Act extended until December 31, 2012 certain reduced tax rates that had been scheduled to expire after December 31, 2010, including the reduced 15% maximum rate of tax on capital gains, the reduced 35% maximum rate of tax on ordinary income, and the application of the capital gains tax rate to certain “qualified dividend income” discussed in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

          Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA) (or Plan), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with its fiduciary responsibilities, and the documents and instruments governing the Plan.

          In addition, we and certain of our subsidiaries and affiliates may be each considered a party in interest within the meaning of ERISA, or a disqualified person within the meaning of the Code, with respect to many Plans, as well as other arrangements subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans (such arrangements also referred to herein as Plans). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which we or any of our subsidiaries or affiliates is a party in interest, unless the transaction qualifies for an exemption from the prohibited transaction rules of ERISA and the Code. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

          Exemptive relief from the prohibited transaction rules under ERISA and the Code may be available for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the notes. Those exemptions include Prohibited Transaction Class Exemption (or PTCE) 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides exemptive relief for certain arm’s-length transactions with a person (other than a fiduciary or an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (or Service Provider Exemption). However, there can be no assurance that any of these class exemptions, the statutory exemption or any other exemption will be available with respect to any particular transaction involving the notes.

          Because we or our affiliates may be considered a party in interest or disqualified person with respect to many Plans, the notes may not be purchased, held, converted or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (or Plan Asset Entity) or any person investing plan assets of any Plan, unless such purchase, holding, conversion or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, conversion or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or noteholder will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with plan assets of any Plan or with any assets of a governmental, church or foreign plan that is subject to any federal, state, local or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) (i) its purchase, holding, conversion and disposition of the notes will not constitute or result in a non-exempt prohibited transaction or will satisfy the conditions required for exemptive relief under a prohibited transaction exemption and (ii) such purchase, holding, conversion and disposition are not otherwise prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church or foreign plan, any substantially similar federal, state, local or foreign law).

          Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Service Provider Exemption or another exemption.

          Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, conversion and disposition of the notes do not violate the prohibited transaction rules or other provisions of ERISA, the Code or any substantially similar laws or regulations applicable to governmental, church or foreign plans, as described above.

UNDERWRITING

          Under the terms and subject to the conditions contained in an underwriting agreement dated May 9, 2012 we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the principal amount of notes listed opposite their names below. Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC are acting as representatives of the underwriters.

Name	Principal Amount of Notes

Credit Suisse Securities (USA) LLC	$300,000,000
Morgan Stanley & Co. LLC	225,000,000
J.P. Morgan Securites LLC	112,500,000
UBS Securities LLC	112,500,000

Total	$750,000,000

          The underwriters propose to offer the notes from time to time for sale in one or more transactions in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to the underwriters’ right to reject any order in whole or in part. In connection with the sale of the notes offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling notes to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and / or purchasers of notes for whom they may act as agents or to whom they may sell as principal.

          The underwriters are purchasing the notes from us at a price per note of 97.0% (plus accrued interest, if any, from May 14, 2012), resulting in aggregate net proceeds to us, before we deduct our out-of-pocket expenses, of approximately $727,500,000 (or approximately $836,625,000 if the underwriters’ over-allotment option is exercised in full).

          The underwriting agreement provides that the underwriters are obligated to purchase all the notes in the offering if any are purchased, other than those notes covered by the option to purchase additional notes described below.

          The underwriters have an option to buy up to an additional $112.5 million aggregate principal amount of notes at the initial offering price, less the underwriting discounts and commissions. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any additional notes are purchased, the underwriters will offer the additional notes on the same terms as those on which the notes are being offered.

          Pursuant to certain “lock-up” agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, contract to sell, announce any intention to sell, pledge or otherwise dispose of, directly of indirectly, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 30 days after the date of this prospectus supplement. Specifically, we and these other individuals have agreed not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant for the sale of any common stock;

•	lend or otherwise dispose of or transfer any common stock;

•	request or demand that we file a registration statement related to the common stock; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

          This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The 30-day restricted period will be automatically extended if (1) during the last 17 days of the 30-day restricted period issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 30-day restricted period, we announce that we will release earnings results or becomes aware that material news or a material event will occur during the 16-day-period beginning on the last day of the 30-day restricted period, in which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The exceptions permit us, among other things and subject to restrictions, to: (a) issue common stock or options pursuant to our long term stock incentive plan or pursuant to the exercise of employee stock options or other awards, and (b) issue common stock pursuant to our stock dividend reinvestment plan.

          We estimate that our total expenses for this offering, excluding the underwriting discounts and commissions, will be approximately $250,000.

          The notes are a new issue of securities, and there is currently no established trading market for the notes. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

          In connection with the offering, the underwriters may engage in over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•

Over-allotment involves sales by the underwriters of notes in excess of the number of notes the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of notes over-allotted by the underwriters is not greater than the number of notes that they may purchase in the option to purchase additional notes. In a naked short position, the number of notes involved is greater than the number of notes in the option to purchase additional notes. The underwriters may close out any covered short position by either exercising its option to purchase additional notes and/or purchasing notes in the open market.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of the notes to close out the short position, the underwriters will consider, among other things, the price of the notes available for purchase in the open market as compared to the price at which it may purchase notes through the option to purchase additional notes. If the underwriters sell more notes than could be covered by the option to purchase additional notes, a naked short position, the position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate members are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

          These syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

          We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

          A prospectus in electronic format may be made available on the web sites maintained by the underwriters, or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate an aggregate principal amount of notes to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Notice to Prospective Investors in the European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

          Each person in a Relevant Member State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus

Directive, the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale. In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

          The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

          This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

          For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

          In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

          We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the notes being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the notes offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the notes on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Other Relationships

          The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions.

          In addition, certain of the underwriters and their respective affiliates have been or are lenders under one or more of our secured repurchase credit facilities, and we have entered into interest rate swap agreements with certain of the underwriters. Certain of the underwriters and their respective affiliates are or have been counterparties to securities and other trading activities with us and our affiliates. Certain of the underwriters may also be acting as underwriters in the concurrent offering of Series C Preferred Stock.

          In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of us or our affiliates. Certain of the underwriters may engage in hedging transactions and may deliver this prospectus in connection with the sale of shares of common stock issuable upon conversion of the notes.

LEGAL MATTERS

          Certain legal matters relating to this offering will be passed upon for us by K&L Gates LLP, Washington, D.C. In addition, the description of federal income tax consequences contained in the section of the accompanying prospectus entitled “Material Federal Income Tax Considerations” is based on the opinion of K&L Gates LLP, Washington, D.C. Certain legal matters relating to this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information in documents that we file after the date of this prospectus supplement and before the termination of the offering will automatically update information in this prospectus supplement and the accompanying prospectus. Nothing in this prospectus supplement will be deemed to incorporate information furnished by us on Form 8-K that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act.

          We incorporate by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	our Current Reports on Form 8-K filed on January 3, March 19, March 22, March 27 and April 2, 2012;

•	description of our common stock included in our Registration Statement on Form 8-A, filed on October 6, 1997; and

•

any future filings which we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the termination of the offering of the securities offered by this prospectus supplement and the accompanying prospectus.

          We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, telephone number (212) 696-0100.

PROSPECTUS

Annaly Capital Management, Inc.

Common Stock, Preferred Stock, Warrants, Stockholder Rights, Debt Securities, and Units

          By this prospectus, we may offer, from time to time,

▪	shares of our common stock,

▪	shares of our preferred stock,

▪	warrants to purchase shares of our common stock or preferred stock,

▪

rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing,

▪	debt securities, which may consist of debentures, notes, or other types of debt, and

▪	units consisting of two or more of the foregoing.

          We will provide specific terms of each issuance of these securities in supplements to this prospectus. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest.

          This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

          The New York Stock Exchange lists our common stock under the symbol “NLY” and our 7.875% Series A Cumulative Redeemable Preferred Stock under the symbol “NLY PrA.”

          To assist us in qualifying as a real estate investment trust (or REIT) for federal income tax purposes, no person may own more than 9.8% of the outstanding shares of any class of our common stock or our preferred stock, unless our Board of Directors waives this limitation.

          Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 4 of this prospectus.

          We, or the selling securityholders, may sell these securities to or through underwriters, dealers or agents, or directly to investors.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2010.

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (or SEC or Commission) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information on Annaly.”

          You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

AWARNING ABOUT FORWARD-LOOKING STATEMENTS

          Certain statements contained in this prospectus, any prospectus supplement and any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, and certain statements contained in our future filings with the Securities and Exchange Commission (the “SEC” or the “Commission”), in our press releases or in our other public or stockholder communications may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (or the Exchange Act). Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	changes in interest rates;

•	changes in the yield curve;

•	changes in prepayment rates;

•	the availability of mortgage-backed securities and other securities for purchase;

•	the availability and terms of financing;

•	changes in the market value of our assets;

•	changes in business conditions and the general economy;

•	changes in government regulations affecting our business;

•	our ability to maintain our qualification as a real estate investment trust for federal income tax purposes;

•	risks associated with the investment advisory business of our wholly-owned subsidiaries, including:

	o	the removal by clients of assets managed,

	o	their regulatory requirements, and

	o	competition in the investment advisory business, and

•	risks associated with the broker-dealer business of our subsidiary.

          No forward-looking statement can be guaranteed and actual future results may vary materially and we caution you not to place undue reliance on these forward-looking statements.

For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, please see the information under the caption “Risk Factors” described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 and any subsequent report incorporated by reference in this prospectus. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ABOUT ANNALY CAPITAL MANAGEMENT, INC.

General

          We own, manage, and finance a portfolio of investment securities, including mortgage pass-through certificates, collateralized mortgage obligations (or CMOs), agency callable debentures, and other securities representing interests in or obligations backed by pools of mortgage loans. Our principal business objective is to generate net income for distribution to our stockholders from the spread between the interest income on our investment securities and the cost of borrowings to finance our acquisition of investment securities, and from dividends we receive from our subsidiaries. We are a Maryland corporation that commenced operations on February 18, 1997. We are self-advised and self-managed.

          We have financed our purchases of investment securities with the net proceeds of equity offerings and borrowings under repurchase agreements whose interest rates adjust based on changes in short-term market interest rates. We have elected to be taxed as a real estate investment trust (or REIT) under the Internal Revenue Code of 1986, as amended (or the Code) and believe that we are organized and have operated in a manner that qualifies us to be taxed as a REIT. If we qualify for taxation as a REIT, we generally will not be subject to federal income tax on our taxable income that is distributed to our stockholders. Therefore, substantially all of our assets, other than our taxable REIT subsidiaries, consist of qualified REIT real estate assets (of the type described in Section 856(c)(5)(B) of the Code).

Stock Listing

          Our common stock is traded on the New York Stock Exchange under the symbol “NLY” and our 7.875% Series A Cumulative Redeemable Preferred Stock (which we refer to as our Series A Preferred Stock) is traded on the New York Stock Exchange under the symbol “NLY PrA.” Our 6% Series B Cumulative Convertible Preferred Stock (which we refer to as our Series B Preferred Stock) is not listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation system.

Principal Executive Offices and Telephone Number

          Our principal executive offices are located at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036. Our telephone number is (212) 696-0100.

RISK FACTORS

          Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information On Annaly,” below.

USE OF PROCEEDS

          Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement for the purchase of mortgage-backed securities and for general corporate purposes. We then intend to increase our investment assets by borrowing against these mortgage-backed securities and using the proceeds to acquire additional mortgage-backed securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

          The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for periods indicated.

	Nine Months Ended	Fiscal Years Ended December 31,

	September 30, 2009	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	2.24x	1.20x	1.22x	1.10x	1.00x	1.94x
Ratio of earnings to combined fixed charges and preferred stock dividends	2.21x	1.18x	1.21x	1.08x	0.98x	1.88x

          The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings as adjusted by fixed charges and preferred stock dividends (where applicable). For this purpose, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of interest expense and preferred stock dividends paid on our outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

DESCRIPTION OF EQUITY SECURITIES

General

          Our authorized capital stock consists of 1 billion shares of capital stock, par value $.01 per share. Pursuant to our articles of incorporation, as amended, our Board of Directors has the right to classify or reclassify any unissued shares of common stock into one or more classes or series of common stock or preferred stock. As of February 2, 2010, our Board of Directors had classified 7,412,500 unissued shares of common stock as 7,412,500 shares of Series A Preferred Stock, and classified 4,600,000 unissued shares of common stock as 4,600,000 shares of Series B Preferred Stock. As of February 2, 2010, we had 553,155,945 shares of common stock outstanding, not including approximately 7,600,000 million shares of common stock issuable upon the exercise of options granted pursuant to our Long-Term Incentive Plan. In addition, as of February 2, 2010, we had 7,412,500 shares of Series A Preferred Stock outstanding and 2,604,614 shares of Series B Preferred Stock outstanding.

Common Stock

          All shares of common stock offered hereby will be duly authorized, fully paid and nonassessable. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to our articles of incorporation, as amended, by-laws, as amended and restated, and any articles supplementary to our articles of incorporation, as amended.

•	Voting

          Each of our common stockholders is entitled to one vote for each share held of record on each matter submitted to a vote of common stockholders.

          Our by-laws, as amended and restated, provide that annual meetings of our stockholders will be held each calendar year on the date determined by our Board of Directors, and special meetings may be called by a majority of our Board of Directors, our Chairman, a majority of our independent directors, our President or generally by stockholders entitled to cast at least 25% of the votes which all stockholders are entitled to cast at the meeting. Our articles of incorporation, as amended, may be amended in accordance with Maryland law.

•	Dividends; Liquidation; Other Rights

          Common stockholders are entitled to receive dividends when declared by our Board of Directors out of legally available funds. The right of common stockholders to receive dividends is subordinate to the rights of preferred stockholders or other senior stockholders. If we have a liquidation, dissolution or winding up, our common stockholders will share ratably in all of our assets remaining after the payment of all of our liabilities and the payment of all liquidation and other preference amounts to preferred stockholders and other senior stockholders. Common stockholders have no preemptive or other subscription rights, and there are no conversion rights, or redemption or sinking fund provisions, relating to the shares of common stock.

•	Classification or Reclassification of Common Stock or Preferred Stock

          Our articles of incorporation, as amended, authorize our Board of Directors to reclassify any unissued shares of common or preferred stock into other classes or series of shares, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations, and restrictions on ownership, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series.

Preferred Stock

          The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our articles of incorporation, as amended, by-laws, as amended and restated, and any articles supplementary to our articles of incorporation, as amended, designating terms of a series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and non-assessable. Because our

Board of Directors has the power to establish the preferences, powers and rights of each series of preferred stock, our Board of Directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

          The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

–	the title and stated value of the preferred stock;

–	the voting rights of the preferred stock, if applicable;

–	the preemptive rights of the preferred stock, if applicable;

–	the restrictions on alienability of the preferred stock, if applicable;

–	the number of shares offered, the liquidation preference per share and the offering price of the shares;

–	liability to further calls or assessment of the preferred stock, if applicable;

–	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

–	the date from which dividends on the preferred stock will accumulate, if applicable;

–	the procedures for any auction and remarketing for the preferred stock;

–	the provision for a sinking fund, if any, for the preferred stock;

–	the provision for and any restriction on redemption, if applicable, of the preferred stock;

–	the provision for and any restriction on repurchase, if applicable, of the preferred stock;

–	any listing of the preferred stock on any securities exchange;

–	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

–	the terms under which the rights of the preferred stock may be modified, if applicable;

–	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

–	a discussion of certain material federal income tax considerations applicable to the preferred stock;

–	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

–

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

–	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Description of Securities Warrants

          This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

          We may issue securities warrants for the purchase of common stock or preferred stock, respectively referred to as common stock warrants and preferred stock warrants. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the securities warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered securities warrants. Each issue of securities warrants will be evidenced by securities warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of securities warrants.

          If we offer securities warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such securities warrants, including the following, where applicable:

–	the offering price;

–

the aggregate number of shares purchasable upon exercise of such securities warrants, and in the case of securities warrants for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such securities warrants;

–	the designation and terms of the securities with which such securities warrants are being offered, if any, and the number of such securities warrants being offered with each such security;

–	the date on and after which such securities warrants and any related securities will be transferable separately;

–

the number of shares of preferred stock or shares of common stock purchasable upon exercise of each of such securities warrants and the price at which such number of shares of preferred stock or common stock may be purchased upon such exercise;

–	the date on which the right to exercise such securities warrants shall commence and the expiration date on which such right shall expire;

–	federal income tax considerations; and

–	any other material terms of such securities warrants.

          Holders of future securities warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Annaly.

          If securities warrants for the purchase of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the securities warrants are exercisable as described under “Description of Equity Securities—Preferred Stock.”

Description of Rights to Purchase Shares of Common or Preferred Stock

          This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

          We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “stockholder rights.” If stockholders rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

          If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights including the following where applicable:

–	record date;

–	subscription price;

–	subscription agent;

–

aggregate number of shares of preferred stock, shares of common stock, warrants, or units purchasable upon exercise of such stockholder rights and in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

–	the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

–	federal income tax considerations; and

–	other material terms of such stockholder rights.

          In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.

          Holders of stockholder rights will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Annaly, except to the extent described in the related prospectus supplement.

Description of Units

          We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

          When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

–	the title of any series of units;

–	identification and description of the separate constituent securities comprising the units;

–	the price or prices at which the units will be issued;

–	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

–	information with respect to any book-entry procedures;

–	a discussion of any material or special United States federal income tax consequences applicable to an investment in the units; and

–	any other terms of the units and their constituent securities.

Transfer Agent and Registrar

Mellon Investor Services LLC, 480 Washington Blvd., Jersey City, New Jersey 07310, is the transfer agent and registrar for our stock. Its telephone number is (800) 522-6645.

DESCRIPTION OF DEBT SECURITIES

          The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities of that series or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

          We may issue our debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be our unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral.

          The debt securities will be issued under one or more indentures, each to be entered into by us and a trustee. The trustee shall be Wells Fargo Bank, National Association or such other trustee as may be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act of 1939.”

          The following summary of selected provisions of the indenture is not complete, and the summary of selected terms of a particular series of debt securities in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information on Annaly” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

          Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to “Annaly,” “we,” “our company,” “us” and “our” and other similar references mean Annaly Capital Management, Inc., excluding its subsidiaries.

General

          The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

–	the title of the series of debt securities;

–	any limit on the aggregate principal amount of debt securities of the series;

–	the price or prices at which debt securities of the series will be issued;

–	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;

–	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

–	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

–	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

–	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

–	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

–

the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

–	the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

–	the terms and conditions, if any, upon which we will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

–	the terms of any sinking fund or analogous provision;

–

if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;

–	with respect to debt securities of the series, any addition of any covenant or Event of Default, or the modification or deletion of, any covenant or Event of Default;

–	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

–

whether any debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

–

if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

–

the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

–	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

–	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

–

the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000, in the case of debt securities in registered form (“registered debt securities”) or $5,000, in the case of bearer debt securities;

–	the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;

–	if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

–	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

–	any listing of the debt securities on any securities exchange; and

–	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

          As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

          Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

          If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

          The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

          Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” the indenture does not contain any provisions that would limit our ability or the ability of any of our subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we and our subsidiaries may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

          Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however,

provides that we may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

          Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

          Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States of America. However, we, at our option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

          Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States of America if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

          Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

–

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

–

register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part;

–

exchange any bearer debt security selected for redemption, except to exchange a bearer debt security for a registered debt security of that series of like tenor and terms that is simultaneously surrendered for redemption; or

–	issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Book-entry Debt Securities

          The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

          We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

          DTC has advised us that it is:

–	a limited-purpose trust company organized under the New York Banking Law;

–	a “banking organization” within the meaning of the New York Banking Law;

–	a member of the Federal Reserve System;

–	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

–	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

          DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’

accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

          Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

          To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

          Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

          In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

          Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, us, any trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

          Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

          The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

          DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if

–

DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

–	we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

–	an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series,

          We will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

          Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

          Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

          Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

          Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

          Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

          Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

          Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

          Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

          Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by

Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

          The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

          The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities, if any.

Conversion and Exchange

          The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement or the context otherwise requires, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Secured Debt Securities

          The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Transfer of Assets

          The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any person unless:

–

either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

–

immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

–	the trustee shall have received the officers’ certificate and opinion of counsel called for by the indenture.

          In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Events of Default

          Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

(1)

default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;

(2)

default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in our common shares or other securities or property);

(3)	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

(4)

default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for our common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

(5)	default in the performance, or breach, of any other covenant or warranty applicable to us in the indenture or in any debt security of that series other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 60 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

(6)

default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt) of us or any Significant Subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $60.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

(7)

failure by us or any of our Subsidiaries to pay final judgments or decrees entered by a court or courts of competent jurisdiction aggregating in excess of $60.0 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

(8)	specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours; or

(9)	any other Event of Default established for the debt securities of that series.

          No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

          The indenture provides that if an Event of Default (other than an Event of Default specified in clause (8) of the second preceding paragraph with respect to us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an Event of Default specified in clause (8) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references to an Event of Default specified in clause (8) of the second preceding paragraph with respect to us shall not include any Event of Default specified in clause (8) of the second preceding paragraph with respect to any Significant Subsidiary of ours.

          Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether or not we are in default under the terms of the indenture.

          No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless

–	such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

–

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

–

such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;

–	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

–

no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

          Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

          The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, the consent of the holder of each debt security affected will be required for any modification or amendment that, among other things:

–

changes the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture;

–

reduces the principal of or any premium on any debt securities or reduce the rate of interest on any debt securities or reduce the price payable upon the redemption of any debt security, whether such redemption is mandatory or at our option, or upon the repurchase of any debt security at the option of the holder, or reduce any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts;

–	reduces the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

–	adversely affects any right of repayment or repurchase of any debt securities at the option of any holder;

–	changes any place where or the currency in which debt securities are payable;

–

impairs the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt security which is convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange that debt security in accordance with its terms;

–	makes any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property;

–	reduces the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences; or

–	reduces the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

          The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

–	to evidence the succession of another person to us and the assumption by that successor of our covenants contained in the indenture and in the debt securities;

–

to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us with respect to all or any series of debt securities issued under the indenture;

–	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

–

to establish the form or terms of debt securities of any series and any related coupons, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property, and to establish any provisions with respect to any security or other collateral for such debt securities, and to make any deletions from or additions or changes to the indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

–	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

–

to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

–	to add any additional Events of Default with respect to all or any series of debt securities;

–

to supplement any of the provisions of the indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely effect the interest of any holder of a debt security of such series or any other debt security in any material respect;

–

to secure or, if applicable, to provide additional security for all or any debt securities issued under the indenture and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities in accordance with the terms of the indenture;

–	to add to or change or eliminate any provision of the indenture as is necessary or desirable in accordance with any amendment to the Trust Indenture Act;

–

to make any change to the indenture, or any supplemental indenture, or any debt securities to conform the terms thereof to any provision of the description of a series of any debt securities in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities to the extent that such provision in such description was intended to be a substantially verbatim recitation of a provision of the indenture or debt securities;

–

in the case of any series of debt securities which are convertible into or exchangeable for our common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

–

to amend or supplement any provision contained in the indenture or in any debt securities, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

          The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “—Merger, Consolidation and Transfer of Assets” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

          The indenture contains provisions for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also upon our request or the request of holders of at least 331/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

          Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

–	either

(A)	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

(B)

all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

–	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

–	the trustee has received an officers’ certificate and an opinion of counsel called for by the indenture.

          Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

–	to defease and be discharged from all of our obligations with respect to that series of debt securities (‘defeasance”), except for:

(1)

the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

(2)	the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

(3)	certain other limited obligations.

–

to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

          The defeasance or covenant defeasance described above shall only be effective if, among other things:

–	it shall not result in a breach or violation of, or constitute a default under, the indenture;

–

in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the Internal Revenue Service a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

–

in the case of defeasance, we shall provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities;

–

in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

–

if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

–

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

          The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

          As used in the indenture, the following terms have the meanings specified below:

          The term “Corporation” includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

          “Non-recourse Debt” means any indebtedness the terms of which provide that the claim for repayment of such indebtedness by the holder thereof is limited solely to a claim against the property or assets (including, without limitation, securities or interests in securities) that secure such indebtedness; provided, however, that any obligations or liabilities of the debtor or obligor or any other person solely for indemnities, covenants or breaches of warranties, representations or covenants or similar matters in respect of any indebtedness will not prevent such indebtedness from constituting Non-recourse Debt.

          ‘Person” or “person” means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          “Significant Subsidiary” means, as of any date of determination, a Subsidiary of ours that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission as in effect on the date of the indenture.

          “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Governing Law

          The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Regarding the Trustees

          The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

          Wells Fargo Bank, National Association may act as trustee under one or more of the indentures. Wells Fargo Bank, National Association provides commercial banking services to us in the ordinary course of business

RESTRICTIONS ON OWNERSHIP AND TRANSFER

          To assist us in qualifying as a REIT, our articles of incorporation, as amended, prohibit anyone from acquiring or holding, directly or constructively, ownership of a number of shares of any class of our capital stock in excess of 9.8% of the outstanding shares. For this purpose the term “ownership” generally means either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code, as modified in Section 856(h) of the Code.

          The constructive ownership provisions of Section 544 of the Code generally attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries; attribute ownership of securities owned by family members to other members of the same family; and set forth rules for attributing securities constructively owned by one person to another person. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit.

          Any transfer of shares of capital stock that would cause us to be disqualified as a REIT or that would (a) create a direct or constructive ownership of shares of capital stock in excess of the 9.8% ownership limit, or (b) result in the shares of capital stock being beneficially owned (within the meaning of Section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in us being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee (the “purported transferee”) will acquire no rights to those shares. These restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to continue to qualify as a REIT.

          Any purported transfer of shares of capital stock that would result in a purported transferee owning (directly or constructively) shares of capital stock in excess of the 9.8% ownership limit due to the unenforceability of the transfer restrictions described above will constitute “excess securities.” Excess securities will be transferred by operation of law to a trust that we will establish for the exclusive benefit of a charitable organization, until such time as the trustee of the trust retransfers the excess securities. The trustee will be a banking institution designated by us that is not affiliated with the purported transferee or us. While the excess securities are held in trust, the purported transferee will not be entitled to vote or to share in any dividends or other distributions with respect to the securities. Subject to the 9.8% ownership limit, excess securities may be transferred by the trust to any person (if such transfer would not result in excess securities) at a price not to exceed the price paid by the purported transferee (or, if no consideration was paid by the purported transferee, the fair market value of the excess securities on the date of the purported transfer), at which point the excess securities will automatically cease to be excess securities.

          Upon a purported transfer of excess securities, the purported transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to the shares of capital stock except the right to payment of the purchase price for the shares of capital stock on the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on excess securities prior to our discovery that shares of capital stock have been transferred in violation of our articles of incorporation, as amended, shall be repaid to us upon demand. If these transfer restrictions are determined to be void, invalid or unenforceable by a court of competent jurisdiction, then the purported transferee of any excess securities may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess securities and to hold the excess securities on our behalf.

          All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

          Any person who acquires shares in violation of our articles of incorporation, as amended, or any person who is a purported transferee such that excess securities results, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days prior written notice to us of such event and shall provide us such other information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT. In addition, every record owner of 5.0% or more (during any period in which the number of record stockholders is 2,000 or more) or 1.0% or more (during any period in which the number of record stockholders is greater than 200 but less than 2,000) or 1/2% or more (during any period in which the number of record stockholders is 200 or less) of the number or value of our outstanding shares must send us an annual written notice by January 30 stating the name and address of the record owner and the number of shares held and describing how the shares are held. Further, each stockholder is required to disclose to us in writing information with respect to the direct and constructive ownership of shares as the Board of Directors deems reasonably necessary to comply with the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

          Our Board of Directors may increase or decrease the 9.8% ownership limit. In addition, to the extent consistent with the REIT provisions of the Code, our Board of Directors may, pursuant to our articles of incorporation, as amended, waive the 9.8% ownership limit for a purchaser of our stock. In connection with any such waiver, we may require that the stockholder requesting the waiver enter into an agreement with us providing that we may repurchase shares from the stockholder under certain circumstances to ensure compliance with the REIT provisions of the Code. The repurchase would be at fair market value as set forth in the agreement between us and the stockholder. The consideration received by the stockholder in the repurchase might be characterized as the receipt by the stockholder of a dividend from us, and any stockholder entering into an agreement with us should consult its tax advisor. At present, we do not intend to waive the 9.8% ownership limit for any purchaser.

          The provisions described above may inhibit market activity, and may delay, defer or prevent a change in control or other transaction and the resulting opportunity for the holders of our capital stock to receive a premium for their shares that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

          We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. See “Where You Can Find More Information on Annaly.” For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer.”

Classification of Board of Directors, Vacancies and Removal of Directors

          Our by-laws, as amended and restated, provide for a staggered Board of Directors. Our by-laws, as amended and restated, provide for between three and fifteen directors divided into three classes, with terms of three years each. The number of directors in each class and the expiration of each class term is as follows:

Class I	3 Directors	Expires 2012
Class II	2 Directors	Expires 2010
Class III	3 Directors	Expires 2011

          At each annual meeting of our stockholders, successors of the class of directors whose term expires at that meeting will be elected for a three-year term and the directors in the other two classes will continue in office. A classified Board of Directors may delay, defer or prevent a change in control or other transaction that might involve a premium over the then prevailing market price for our common stock or other attributes that our stockholders may consider desirable. In addition, a classified Board of Directors could prevent stockholders who do not agree with the policies of our Board of Directors from replacing a majority of the Board of Directors for two years, except in the event of removal for cause.

          Our by-laws, as amended and restated, provide that any vacancy on our Board of Directors may be filled by a majority of the remaining directors. Any individual so elected director will hold office for the unexpired term of the director he or she is replacing. Our by-laws, as amended and restated, provide that a director may be removed at any time only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, but only by a vote taken at a stockholder meeting. These provisions preclude stockholders from removing incumbent directors, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Indemnification

          Our articles of incorporation, as amended, obligate us to indemnify our directors and officers and to pay or reimburse expenses for them before the final disposition of a proceeding to the maximum extent permitted by Maryland law. The Corporations and Associations Article of the Annotated Code of Maryland (or the Maryland General Corporation Law) permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Limitation of Liability

          The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services, or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our articles of incorporation, as amended, provide for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

Maryland Business Combination Act

          The Maryland General Corporation Law establishes special requirements for “business combinations” between a Maryland corporation and “interested stockholders” unless exemptions are applicable. An interested stockholder is any person who beneficially owns 10% or more of the voting power of our then outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested stockholder unless the Board of Directors approved the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a supermajority stockholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:

–	80% of the votes entitled to be cast by holders of outstanding voting shares; and

–

two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder or an affiliate of the interested stockholder with whom the business combination is to be effected.

          As permitted by the Maryland General Corporation Law, we have elected not to be governed by the Maryland business combination statute. We made this election by opting out of this statute in our articles of incorporation, as amended. If, however, we amend our articles of incorporation, as amended, to opt back in to the statute, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Maryland Control Share Acquisition Act

          Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of the other stockholders. Two-thirds of the shares eligible to vote must vote in favor of granting the “control shares” voting rights. “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

–	one-tenth or more but less than one-third of all voting power;

–	one-third or more but less than a majority of all voting power; or

–	a majority or more of all voting power.

          Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

          If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel our Board of Directors to call a special meeting of stockholders to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders’ meeting.

          If voting rights are not approved at a meeting of stockholders then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

–	the last control share acquisition; or

–	the meeting where stockholders considered and did not approve voting rights of the control shares.

          If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may obtain rights as objecting stockholders and, thereunder, exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters’ rights would not apply in the context of a control share acquisition. The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

          This section summarizes the material federal income tax considerations that you, as an Owner (as defined in the immediately succeeding paragraph) of shares of capital stock, may consider relevant. K&L Gates LLP has acted as our tax counsel, has reviewed this section and is of the opinion that the discussion contained herein accurately describes the federal income tax considerations that are likely to be material to an Owner of our shares of capital stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular Owners of our capital stock in light of their personal investment or tax circumstances, or to certain types of Owners that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “—Taxation of Owners,—Taxation of Tax-Exempt Owners” below), regulated investment companies, partnerships and other pass-through entities (including entities classified as partnerships for federal income tax purposes), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Owners,—Taxation of Foreign Owners” below) and other persons subject to special tax rules.

          You should be aware that in this section, when we use the term:

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“Disqualified organization,” we mean any organization described in section 860E(e)(5) of the Code, including:

i.	the United States;

ii.	any state or political subdivision of the United States;

iii.	any foreign government;

iv.	any international organization;

v.	any agency or instrumentality of any of the foregoing;

vi.

any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

vii.	any rural electrical or telephone cooperative;

•	“Domestic Owner,” we mean an Owner that is a U.S. Person;

•	“Foreign Owner,” we mean an Owner that is not a U.S. Person;

•	“IRS,” we mean the Internal Revenue Service;

•

“Owner,” we mean any person having a beneficial ownership interest in shares of our capital stock, or, where applicable, a person having a beneficial ownership interest in debt securities or other securities that we issue;

•	“TMP,” we mean a taxable mortgage pool as that term is defined in section 7701(i)(2) of the Code;

•	“TRS,” we mean a taxable REIT subsidiary described under “—Requirements for Qualification—Taxable REIT Subsidiaries” below;

•

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

          The statements in this section and the opinion of K&L Gates LLP are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.

          This summary provides general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our capital stock and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

          We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended on December 31, 1997. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and the owners of REIT stock. These laws are highly technical and complex.

          In the opinion of K&L Gates LLP, our counsel, we have qualified to be taxed as a REIT beginning with our taxable year ended on December 31, 1997, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. Investors should be aware that K&L Gates LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court.

          In addition, K&L Gates LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. K&L Gates LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

          If we qualify as a REIT, we generally will not be subject to federal income tax on our taxable income that we currently distribute to our stockholders, but taxable income generated by our domestic TRSs will be subject to regular federal (and applicable state and local) corporate income tax. However, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax.”

•	We will pay federal income tax at the highest corporate rate on:

o

net income from the sale or other disposition of property acquired through foreclosure, which we refer to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

	o	other non-qualifying income from foreclosure property.

•

We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

	o	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

	o	a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests by more than a de minimis amount, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure was due to reasonable cause and not due to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification.”

•

If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amount we actually distributed and any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay federal income tax on our net long-term capital gain. In that case, a Domestic Owner would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and any of our TRSs that are not conducted on an arm’s-length basis.

•

If (a) we recognize excess inclusion income for a taxable year as a result of our ownership of a 100% equity interest in a TMP or our ownership of a REMIC residual interest and (b) one or more Disqualified Organizations is the record owner of shares of our capital stock during that year, then we will be subject to tax at the highest corporate federal income tax rate on the portion of the excess inclusion income that is allocable to the Disqualified Organizations. We do not anticipate owning REMIC residual interests or residual interests in TMPs. See “—Taxable Mortgage Pools.”

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate federal income tax rate if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax (so called “built-in-gain”) is the lesser of:

o	the amount of gain that we recognize at the time of the sale or disposition, and

o

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

          In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

                    A REIT is a corporation, trust, or association that meets each of the following requirements:

          1. It is managed by one or more trustees or directors.

          2. Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

          3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

          4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

          5. At least 100 persons are beneficial owners of its shares or ownership certificates.

          6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year. For purposes of this requirement, indirect ownership will be determined by applying attribution rules set out in section 544 of the Code, as modified by section 856(h) of the Code.

          7. It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

          8. It meets certain other qualification tests, described below, regarding the nature of its income and assets.

          We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, however, and beneficiaries of such a trust will be treated as owning our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

          We believe that we have always had and will continue to have sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our capital stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.”

          To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for federal income tax purposes. We intend to continue to comply with these requirements.

          Qualified REIT Subsidiaries

          A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

          Other Disregarded Entities and Partnerships

          An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

          If a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

          Taxable REIT Subsidiaries

          A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

          The separate existence of a TRS or other taxable corporation, unlike a qualified REIT subsidiary or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to federal (and applicable state and local income tax) corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

          A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

          Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If a TRS that has for any taxable year both (i) a debt-to-equity ratio in excess of 1.5 to 1, and (ii) accrued interest expense in excess of accrued interest income, then the TRS may be denied an interest expense deduction for a portion of the interest expense accrued on indebtedness owed to the parent REIT (although the TRS can carry forward the amount disallowed to subsequent taxable years). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Gross Income Tests

          We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or mortgages on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•

any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify; and

•	income derived from certain temporary investments.

          Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business) or any combination of these.

          Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

Interest

          The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

          If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

          Interest, including any original issue discount or market discount, on mortgage-backed securities in which we have invested and in which we propose to invest is qualifying income both for purposes of the 75% gross income test and the 95% gross income test. Interest income that we have accrued and will accrue in the future on other debt securities that are not secured by mortgages on real property is qualifying income for purposes of the 95% gross income test.

Fee Income

          We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.

Dividends

          Our share of any dividends received from any corporation (including any TRS that we own, but excluding any REIT or any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Hedging Transactions

          We may, from time to time, enter into hedging transactions with respect to the interest rate risk associated with our borrowings. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent that we hedge for certain other purposes, the resultant income or gain will be treated as income that does not qualify under the 95% gross income test or the 75% gross income test. We intend to structure any hedging transaction in a manner that does not jeopardize our status as a REIT but we cannot assure you that we will be successful in this regard. We may conduct some or all of our hedging activities through a TRS, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through a partnership, qualified REIT subsidiary or other disregarded subsidiary. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Satisfy Gross Income Tests

          We intend to monitor the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our status as a REIT. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the IRS a schedule describing the sources of our gross income in accordance with Treasury Regulations. We cannot predict, however, whether in all circumstances, we would qualify for the benefit of these relief provisions. In addition, as discussed above under “—Taxation of Our Company,” even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

          To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of “real estate assets,” cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs and interests in mortgage loans secured by real property (including certain types of mortgage backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

          Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership) may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership). Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs. For purposes of the 10% value test, the term “securities” does not include certain “straight debt” securities.

          Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt.” Similarly, although stock of another REIT qualifies as a real estate asset for purposes of the REIT asset tests, non-mortgage debt issued by another REIT may not so qualify.

          Any regular or residual interest that we own in a REMIC will generally qualify as real estate assets. However, if less than 95% of the assets of a REMIC consist of assets that qualify as real estate assets, then we will be treated as holding directly our proportionate share of the assets of such REMIC for purposes of the asset tests.

          We believe that the mortgage-backed securities that we hold and those we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

          We have monitored and will continue to monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. We will not obtain independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire mortgage loans concerning the loan-to-value ratios for such mortgage loans. Moreover, some of the assets that we may own may not be susceptible to precise valuation. Although we will seek to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

Failure to Satisfy Asset Tests

          If we fail to satisfy the asset tests as the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

          If we did not satisfy the condition described in the second bullet above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

          If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

          To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

          (A) the sum of

                    (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

                    (ii) 90% of the net income (after tax), if any, from foreclosure property (as described below), minus

          (B) the sum of certain items of non-cash income.

          In addition, if we were to recognize “built-in-gain,” we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain.

          Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the Owners of our capital stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

          We will pay federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate federal income tax and the 4% nondeductible excise tax.

          We may elect to retain, rather than distribute, our net capital gain and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund, as the case may be, for their share of the tax paid by us. Stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

          To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “—Taxation of Stockholders, —Taxation of Taxable Domestic Stockholders.”

          We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage-backed securities and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. Thus, for any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, then to fund our distribution requirement and maintain our status as a REIT we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable stock dividends, or pursue other strategies. We cannot be assured, however, any such strategy would be successful if our cash flow were to become insufficient to make the required distributions.

          Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

          If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

          If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate stockholders may be eligible for the dividends received deduction, and individual stockholders and other non-corporate stockholders may be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income (through 2010). Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

          Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we do not expect that our assets will be held primarily for sale to customers or that a sale of any of our assets will be in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular federal corporate income tax rates.

Foreclosure Property

          A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property.

Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We have not received any income from foreclosure property and we do not expect to receive income from foreclosure property.

Taxable Mortgage Pools

          An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain mortgage-backed securities as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

          We do not intend to structure or enter into securitization or financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT.

          If, notwithstanding our intent to avoid having the issuing entity in any of our securitization or financing transactions classified as a TMP, one or more of such transactions was so classified, then as long as we owned 100% of the equity interests in the issuing entity, all or a portion of the income that we recognize with respect to our investment in the issuing entity will be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year.

          Although we intend to structure our securitization and financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we must notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization and your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Foreign Owners who hold stock for investment and not in connection with a trade or business conducted in the United Sates will be subject to United States federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

          If we recognize excess inclusion income, and one or more Disqualified Organizations are record holders of shares of capital stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose stock ownership gave rise to the tax. To the extent that our capital stock owned by Disqualified Organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our capital stock held by the broker/dealer or other nominee on behalf of the Disqualified Organizations.

          If we own less than 100% of the equity interests in a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes and would potentially be subject to federal corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to enter into any securitization or financing transaction that is a TMP in which we own some, but less than all, of the equity interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT. We cannot assure you that we will be successful in this regard.

Taxation of Owners

Taxation of Taxable Domestic Owners

          Distributions. As long as we qualify as a REIT, distributions we make to our taxable Domestic Owners out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other Owners that are not corporations generally will not be eligible for the 15% reduced rate of tax currently (through 2010) in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual or other non-corporate Owner will be eligible for the 15% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our

TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

          Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our capital stock. However, corporate Owners may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of individuals, trusts and estates, and 35% in the case of corporations.

          Rather than distribute our net capital gains, we may elect to retain and pay the federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the federal income tax we pay and (iii) increase the basis in your capital stock by the difference between your share of the capital gain and your share of the credit.

          Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our capital stock you own, but rather, will reduce your adjusted tax basis in your capital stock. Assuming that the capital stock you own is a capital asset, to the extent that such distributions exceed your adjusted tax basis in the capital stock you own, you must include them in income as long-term capital gain (or short-term capital gain if the capital stock has been held for one year or less).

          If we declare a dividend in October, November or December of any year that is payable to stockholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

          To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

          Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “—Taxable Mortgage Pools.”

          Dispositions of Our Stock. Any gain or loss you recognize upon the sale or other disposition of our capital stock will generally be capital gain or loss for federal income tax purposes, and will be long-term capital gain or loss if you held the capital stock for more than one year. In addition, any loss you recognize upon a sale or exchange of our capital stock that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

          If you recognize a loss upon a disposition of our capital stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, recently enacted legislation imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our capital stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

          Amounts that you are required to include in taxable income with respect to our capital stock you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our capital stock, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares of capital stock. Generally, income you recognize with respect to our capital stock will be treated as investment income for purposes of the investment interest limitations.

          Information Reporting and Backup Withholding. We will report to you and to the IRS the amount of distributions on our capital stock or interest on debt securities we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to such distributions or interest unless you:

•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

          Any amount paid as backup withholding will be creditable against your federal income tax liability. For a discussion of the backup withholding rules as applied to foreign owners, see “—Taxation of Foreign Owners.”

Taxation of Tax-Exempt Owners

          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However,

they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that a tax-exempt Owner (i) has not held our capital stock as “debt financed property” within the meaning of the Code and (ii) has not used our capital stock in an unrelated trade or business, amounts that we distribute to tax-exempt Owners generally should not constitute UBTI. However, a tax-exempt Owner’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

          Tax-exempt Owners that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, exempt from taxation under special provisions of the federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

          In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our stock or (b) a group of pension trusts individually holding more than 10% of our stock collectively owns more than 50% of the value of our stock. However, the restrictions on ownership and transfer of our stock, as described under “Description of Capital Stock—Restrictions on Ownership and Transfer” are designed among other things to prevent a tax-exempt entity from owning more than 10% of the value of our stock, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Owners

          The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our capital stock applicable to a Foreign Owner.

          If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our capital stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having Foreign Owners as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our capital stock.

          The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

          Ordinary Dividend Distributions. The portion of dividends received by a Foreign Owner payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Foreign Owner will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a Foreign Owner will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our capital stock. In cases where the dividend income from a Foreign Owner’s investment in our capital stock is (or is treated as)

effectively connected with the Foreign Owner’s conduct of a U.S. trade or business, the Foreign Owner generally will be subject to U.S. tax at graduated rates, in the same manner as Domestic Owners are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a foreign owner that is a foreign corporation). If a Foreign Owner is the record holder of shares of our capital stock, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Foreign Owner unless:

•	a lower income treaty rate applies and the Foreign Owner provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the Foreign Owner provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

          Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

          Non-Dividend Distributions. Distributions we make to a Foreign Owner that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the Foreign Owner’s adjusted tax basis in our capital stock at the time of the distribution and, as described below, the Foreign Owner would otherwise be taxable on any gain from a disposition of our capital stock. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A Foreign Owner may, however, seek a refund of such amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the IRS by the Foreign Owner.

          Capital Gain Dividends. Distributions that we make to Foreign Owners that are attributable to our disposition of U.S. real property interests (“USRPI,” which term does not include interests in mortgage loans and mortgage backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if the Foreign Owner is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury Regulations interpreting the FIRPTA provisions of the Code could be read to impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to Foreign Owners, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a Foreign Owner with respect to any class of our capital stock so long as (i) such class of stock is regularly traded (as defined by applicable Treasury Regulations) on an established securities market, and (ii) the Foreign Owner owns (actually or constructively) no more than 5% of such class of stock at any time during the one-year period ending with the date of the distribution.

          Dispositions of Our Stock. Unless our capital stock constitutes a USRPI, a sale of our capital stock by a Foreign Owner generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our capital stock will constitute a USRPI. Our capital stock will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our capital stock will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by foreign owners. We do not intend to maintain records to determine whether we are a domestically controlled REIT for this purpose.

          Even if we do not constitute a domestically controlled REIT, a Foreign Owner’s sale of a class of our capital stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) such class of stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling Foreign Owner has owned (actually or constructively) 5% or less of such class of stock at all times during a specified testing period.

          If gain on the sale of our capital stock were subject to taxation under FIRPTA, the Foreign Owner would generally be subject to the same treatment as a Domestic Owner with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the capital stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

          Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Foreign Owner in two cases. First, if the Foreign Owner’s investment in our capital stock is effectively connected with a U.S. trade or business conducted by such Foreign Owner, the Foreign Owner will generally be subject to the same treatment as a Domestic Owner with respect to such gain. Second, if the Foreign Owner is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

          Estate Tax. Our capital stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

          Information Reporting and Backup Withholding. Under current Treasury Regulations, information reporting and backup withholding will not apply to payments on the debt securities or our capital stock made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a Foreign Owner provided that neither we nor our paying agent has actual knowledge or reason to know that you are a Domestic Owner. However, we or our paying agent may be required to report to the IRS and you payments of interest on the debt securities or dividends on our capital stock and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement. The gross proceeds from the disposition of your debt securities or capital stock may be subject to information reporting and backup withholding tax (currently at a maximum rate of 28%). If you sell your debt securities or capital stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. information reporting and backup withholding requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your debt securities or capital stock through a non-U.S. office of a broker that:

•	is a U.S. person;

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. federal income tax purposes; or

•	is a foreign partnership, if at any time during its tax year:

	o	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

	o	the foreign partnership is engaged in a U.S. trade or business,

          unless the broker has documentary evidence in its files that you are a Foreign Owner and certain other conditions are met or you otherwise establish an exemption.

          If you receive payment of the proceeds of a sale of your debt securities or capital stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN certifying that you are a Foreign Owner or you otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are not a Foreign Owner or the conditions of any other exemption are not, in fact, satisfied.

          You are encouraged to consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Other Tax Consequences

          Possible Legislative or Other Actions Affecting Tax Consequences. Prospective investors should recognize that the present federal income tax treatment of an investment in our capital stock may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our capital stock.

          State and Local Taxes. We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our capital stock.

PLAN OF DISTRIBUTION

          We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities, the net proceeds we will receive from such sale and any discounts or concessions allowed or reallowed or paid to dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

          Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

          Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

          Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

          Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

          In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

          The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

          Our common stock is listed on the New York Stock Exchange under the symbol “NLY” and our Series A Preferred Stock is listed on the New York Stock Exchange under the symbol “NLY PrA.” Except for our common stock or as otherwise described in the applicable prospectus supplement, all other securities will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

          Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

EXPERTS

          The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Annaly Capital

Management, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

          The validity of the securities offered hereby is being passed upon for us by K&L Gates LLP. The opinion of counsel described under the heading “Material Federal Income Tax Considerations” is being rendered by K&L Gates LLP. This opinion is subject to various assumptions and is based on current tax law.

WHERE YOU CAN FIND MORE INFORMATION ON ANNALY

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol “NLY” and our Series A Preferred Stock is listed on the New York Stock Exchange under the symbol “NLY PrA,” and all such reports, proxy statements and other information filed by us with the New York Stock Exchange may be inspected at the New York Stock Exchange’s offices at 20 Broad Street, New York, New York 10005. Finally, we also maintain an Internet site where you can find additional information. The address of our Internet site is http://www.annaly.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials. Accordingly, no information in our or any of these other internet addresses is included herein or incorporated or deemed to be incorporated by reference herein.

          We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. We have filed the documents listed below with the SEC (File No. 1-13447) under the Exchange Act, and these documents are incorporated herein by reference:

–	Our Annual Report on Form 10-K for the year ended December 31, 2008 as filed on February 26, 2009;

–	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed on May 7, 2009;

–	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed on August 6 2009;

–	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed on November 5, 2009;

–	Our Current Report on Form 8-K filed on February 8, 2010;

–	Description of our common stock included in our Registration Statement on Form 8- A, filed on October 6, 1997;

–	Description of our Series A Preferred Stock included in our Registration Statement on Form 8-A, filed April 1, 2004; and

–	Description of our Series B Preferred Stock included in our Registration Statement on Form 8-A, filed April 12, 2006.

          All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents.

          Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement.

          We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Annaly

Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, telephone number (212) 696-0100.